UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934
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OCEANEERING INTERNATIONAL, INC.
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OCEANEERING®

2026

PROXY STATEMENT

Notice of Annual Meeting of Stockholders

2026 Cover Art
Notice of 2026 Annual Meeting of Stockholders

Date and Time: Friday, May 15, 2026 8:30 A.M. Central Time	Location: 5775 N. Sam Houston Pkwy. W. Houston, Texas 77086	Who Can Vote: Stockholders of record at the close of business on March 23, 2026
Items of Business and Board of Directors Voting Recommendation:

1	Election of Class I Directors: William B. Berry, Reema Poddar, and Jon Erik Reinhardsen	FOR each of the nominees
2	Advisory Vote to Approve Executive Compensation	FOR
3	Ratification of Appointment of Ernst & Young LLP as independent auditors of Oceaneering for the year ending December 31, 2026	FOR

Sincerely,

Jennifer F. Simons Senior Vice President, Chief Legal Officer and Secretary
April 2, 2026
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Friday,
May 15, 2026: The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available free of charge at www.proxydocs.com/OII and at investors.oceaneering.com.
Segment Overview

Subsea Robotics (SSR) includes our underwater robotics and automation capabilities by combining our Remotely Operated Vehicles (ROV), Survey, and ROV Tooling businesses.

Manufactured Products (MP) brings together our competencies and expertise in manufacturing, project management, and advanced technology product development, including in robotics and automation, to deliver subsea and surface products to energy and non-energy customers.

Offshore Projects Group (OPG) provides a broad portfolio of integrated subsea solutions for completions, construction, well intervention, inspection, maintenance, and repair activities that enhance the efficiency and capability of our customers’ assets.

Integrity Management & Digital Solutions (IMDS) leverages software, analytics, and services to establish optimized inspection and maintenance programs that promote the safety, efficiency, and cost-effectiveness of our customers’ programs and assets.

Aerospace and Defense Technologies (ADTech) provides services and products, including engineering and related manufacturing, principally for the U.S. Department of Defense and for government and commercial space customers.

Message from our Chief
Executive Officer
To our stockholders,
At Oceaneering, execution and accountability are central to
how we earn and maintain the trust and confidence of all our stakeholders. These responsibilities are reflected in the day-
to-day decisions made by our global team of Oceaneers as
they work to do the right things, the right way, for the people and communities that depend on us.
We are deliberate in the commitments we make and
disciplined in how we deliver on them. The same high
standards we hold ourselves to at our job sites around the
world guide the decisions we make on your behalf as
stockholders. This approach shapes our strategy, our capital allocation priorities, and the investments we make to support long-term performance.
You can see that discipline in the actions we have taken to
position Oceaneering for growth. We expanded our role as a
prime contractor on major U.S. government programs within our defense business. We also extended our established inspection and visualization capabilities into subsea and offshore applications through our acquisition of Global Design Innovation Ltd. (GDi). And because much of our work takes place in harsh environments where discipline and accountability are essential, I am especially proud of our team’s safety performance, including a record-low safety incident rate of 0.22 in 2025.
On behalf of our Board of Directors, our leadership team, and all Oceaneers around the world, thank you for your continued trust and confidence. I encourage you to review the proxy materials, and I look forward to speaking with you at our 2026 Annual Meeting of Stockholders.
Regards,

Roderick A. Larson President and Chief Executive Officer
Oceaneering Core Values

Do Things Right We work safely and act with integrity in the best interest of our industry partners, employees, and the environment.	Outperform Expectations We perform with excellence to serve our customers and each other.
Solve Complex Problems We provide products and services that work through listening, experience, and curiosity.	Own the Challenge We hold ourselves accountable for the promises we make and work we do.
Grow Together
We collaborate, respect, and support
each other so we can reach our full
potential.

Proxy Statement Summary

2025 Business Highlights	2
Nominees to the Board of Directors	4
Executive Compensation Highlights	5
Voting Matters and Voting Recommendations	6

2025 Business Highlights

Financial Highlights

Revenue	Operating Income	Net Income	Adjusted EBITDA (non-GAAP)
$2.8 billion consolidated	$305 million	$354 million	$401 million
5% year-over-year increase	24% year-over-year increase	140% year-over-year increase	16% year-over-year increase
Growth in four of five operating segments			Growth in all operating segments

Revenue and Gross Margin
($ in millions)
Revenue
Gross Margin
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$1000
$800
$600
$400
$200
$0
$1,828
$1,869
$2,066
$2,425
$2,661
$2,784
2020
2021
2022
2023
2024
2025
Revenue
Gross Margin

Cash Flow from Operations and Cash
($ in millions)
$750
$600
$450
$300
$150
$0
$452
$538
$569
$462
$498
$689
2020
2021
2022
2023
2024
2025
Year End Cash and Cash Equivalents
Net Cash Provided by Operating Activities

Stockholder Value
Share Repurchase Program
Share Price Performance
Repurchased 1.8 million
shares, returning approximately
$40 million to stockholders.
Share price achieved an 8%
CAGR over a six-year
period, closing at $24.03 on
December 31, 2025.
Non-GAAP Financial Measures
EBITDA and adjusted EBITDA on a consolidated basis are non-GAAP measures that exclude the impacts of certain identified items. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. Reconciliations to the corresponding GAAP measures are shown in the EBITDA and Adjusted EBITDA tables. These tables are included under “Other Information —
Reconciliations of Non-GAAP to GAAP Financial Information” below.

Organizational Highlights

New Markets and Technology	Talent	ROV Uptime
U.S. DoD contract award for largest initial value in Oceaneering history	Advancing digital adoption to maximize workforce impact	99% ROV uptime
Subsea launch of technology acquired with Global Design Innovation Ltd. (GDi)	16% reduction in voluntary attrition	99% uptime in seven of last ten years

Segment Highlights
Subsea Robotics (SSR)
SSR achieved a 99% Remotely Operated Vehicle (ROV) uptime rate, underscoring our commitment to deliver value to our customers. We saw a 7% improvement in average ROV revenue per day utilized.
Manufactured Products (MP)
MP achieved its highest levels of revenue and operating income since 2020, when we combined our energy and non-energy products into the same segment. Our year-end backlog of $511 million provides visibility into future activity levels and profitability.

Offshore Projects Group (OPG)
OPG reported 30% year-over-year operating income improvement. We were awarded several multi-year international contracts that will continue into 2026.
Integrity Management and Digital Solutions (IMDS)
IMDS continued to scale Global Design Innovation Ltd. (GDi) services, further differentiating our engineering and visualization capabilities. IMDS also launched its VisionTM platform in subsea environments, enabling engineering-grade 3D visualization of subsea assets.

Aerospace & Defense Technologies (ADTech)
ADTech won the largest initial contract award in Oceaneering’s history from the U.S. Department of Defense to design, build, test, and deliver a marine mobility system.

Stockholder Engagement

We regularly engage with stockholders on significant issues, including our business strategy and execution, corporate governance, executive compensation, sustainability reporting, and capital allocation.
Our Board and our leadership team consider feedback from stockholders and other stakeholders as we review our practices and disclosures.
Throughout the year, we engage with stockholders on our business strategy and execution in a variety of settings. In 2025, we:
•Attended 13 conferences; and
•Conducted virtual and in-person meetings with approximately 100 institutional investors.
Additionally, our quarterly earnings calls provide stockholders with the opportunity to hear about our financial results and engage with management.

Nominees to the Board of Directors
Our Nominating, Corporate Governance & Sustainability Committee identifies the qualifications required to provide effective oversight of our Company’s unique risk profile and strategy, evaluates the characteristics of the current members of our Board of Directors (“Board”) against those necessary qualifications, and engages in board succession planning discussions.
As a result of this careful process, our Board is comprised of experienced members with diverse backgrounds and insights who were selected for their expertise in matters relevant to our business and long-term strategy.
Additionally, with the exception of Mr. Larson, all members of our Board meet the New York Stock Exchange
(“NYSE”) qualifications for independence, and eight out of our ten board members have never been employed by the Company. Our Class I Directors are standing for election this year.
We do not set term limits or a mandatory retirement age for our directors. As stated in our Corporate Governance
Guidelines, the Board feels that directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of Oceaneering International, Inc. (“Oceaneering”) based on that experience and service. In addition, certain requirements relating to government contracting exist that may be negatively impacted by implementing term limits or retirement age requirements. As an alternative, our Board believes that its evaluation, succession planning, and refreshment processes support the continued effectiveness of the Board and each of its directors.
Average Age
65
Average Tenure
8 years

Name	Age	Independent	Class	Director Since	Membership (C denotes Chair)
William B. Berry	73	Y	I	2016	Board, Comp
Reema Poddar	58	Y	I	2024	Board, Audit, NCGS
Jon Erik Reinhardsen	69	Y	I	2016	Board, Comp, NCGS (C)
Karen H. Beachy	55	Y	II	2021	Board, Audit, Comp
Deanna L. Goodwin	61	Y	II	2018	Board, Audit, Comp (C)
Steven A. Webster	74	Y	II	2015	Board, NCGS
Roger W. Jenkins	64	Y	III	2026	Board, Comp (1)
Roderick A. Larson	59		III	2017	Board
M. Kevin McEvoy	75	Y	III	2011	Board (C)
Paul B. Murphy, Jr.	66	Y	III	2012	Board, Audit (C), NCGS

(1) Mr. Jenkins was appointed to the Board effective January 1, 2026 and to the Compensation Committee effective April 1, 2026.
Please see “Directors” below for our directors’ biographies and summary of qualifications and characteristics.

Executive Compensation Highlights
Our stockholders consistently support our compensation program, which is designed to attract and retain key executives, motivate them to achieve our short-term and long-term objectives without exposing us to excessive or unnecessary risk, and reward them for superior performance. Our compensation program is tied to performance and contains significant variable cash and stock-based compensation. As discussed in the Compensation
Discussion & Analysis, the Compensation Committee has recently further enhanced our compensation program to increase stockholder alignment.

Approval of Say-On-Pay Vote
2025	2024	2023

Highlights of Our Compensation Programs:

What we do	What we do not do
Align pay with performance	Gross-up for excise taxes
Conduct annual say-on-pay vote	Enter into executive employment agreements
Cap incentive award payouts	Provide single-trigger severance benefits upon a change-in-control
Utilize short- and long-term incentives/measures	Pay above Target for Relative TSR if Oceaneering’s TSR is negative
Maintain a clawback policy aligned with SEC requirements and NYSE listing standards
Utilize an independent compensation consultant
Employ stock ownership guidelines for directors and officers
Engage with stockholders and implement feedback
Prohibit hedging, pledging, and short sales
For more information on our executive compensation program and the 2025 compensation of our named executive officers, please see “Compensation Discussion & Analysis” below.

Voting Matters and Voting Recommendations
Items of Business and Board Voting Recommendation:

1	Election of Class I Directors: William B. Berry, Reema Poddar, and Jon Erik Reinhardsen	FOR each of the nominees
2	Advisory Vote to Approve Executive Compensation	FOR
3	Ratification of Appointment of Ernst & Young LLP as independent auditors of Oceaneering for the year ending December 31, 2026	FOR
And transact any other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.
Please see “Proposals” below for more information about each of the proposals being submitted for your vote at this year’s Annual Meeting of Stockholders.

Corporate Governance

Role of the Board of Directors	8
Our Corporate Governance Framework	9
Board Independence	10
Board and Committee Structure	11
Business Resiliency	14
Other Corporate Governance Information	15

Role of the Board of Directors
Oversight of Company Strategy and Risk
Our Board, with the assistance of its committees and our executive management team, oversees the development and implementation of our long-term business strategy as well as the identification and management of key risks and opportunities. To this end, our Board applies an external perspective and a deep understanding of our business and global footprint, engages in continuous dialogue with management, and adheres to a governance framework set forth in our Corporate Governance Guidelines and respective committee charters, each of which is available under the Governance tab in the Investors section of our website (www.oceaneering.com).
Given our Board members’ deep experience and expertise in our industry and the industries of our customers, technology and cybersecurity, human capital management, corporate development, and governance, they are well positioned to engage in constructive discussions with management to inform decisions regarding our budget and capital plans, business initiatives, and our long-term business strategy to promote the best interests of our stockholders.
In reviewing the Company’s compensation program, the Compensation Committee has determined that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Our Board dedicates significant time at each Board meeting and at annual on-site strategic planning sessions to the oversight of strategy and risks, including the following:

Strategy Oversight	Risk Oversight
With an enterprise-level perspective, encouraging investment and strategic divestment to maximize stockholder returns	Ensuring compensation programs do not encourage excessive risk-taking
Ensuring compensation philosophy and programs are aligned to strategic objectives	Encouraging sufficient investment in cybersecurity and business enablement
Assessing potential impact of evolving regulatory and geopolitical landscape on business strategy	Monitoring management’s awareness and mitigation strategies for risks associated with generative AI and other emerging technologies
Preparing for potential business model disruption by rapid technological advancement	Verifying sufficient controls to promote accurate and timely financial reporting, regulatory compliance, and prevention of conflicts of interest and other lapses in ethical business practices
Challenging existing and future markets and market penetration	Promoting a culture that appreciates and prioritizes protection of health, safety, security, and environment
Ensuring sufficient focus on workforce of the future	Monitoring geopolitical changes for potential financial impact and encouraging robust regulatory compliance programs

Our Corporate Governance Framework
Oceaneering’s Board operates according to its Corporate Governance Principles and committee charters, each of which is available under the Governance tab in the Investors section of our website (www.oceaneering.com), which promote effective decision-making and robust oversight within a flexible structure that accounts for changing circumstances and the needs of our dynamic business. Summarized below are several key attributes of our governance framework.

Access to management	Board members have access to management routinely and by outreach.
Annual self-evaluations	The Board engages in annual self-, peer-, and Board assessments to identify areas that can be developed through training, education, and board succession planning.
Committee Members are Independent	Committee members are independent and were never employed by the Company.
Committee Chairs	Our Chairs may only serve as Chair for one committee.
Continuing education and training	The full Board receives annual education on governance and risk oversight and has access to individual formal board member education and certifications.
Executive sessions	Non-employee directors meet in executive sessions at Board and committee meetings outside the presence of management.
Financial expertise	Each Audit Committee member is financially literate, and Mr. Murphy (Chair) and Ms. Goodwin each qualify as an “audit committee financial expert” as that term is defined under SEC and NYSE rules.
Single Class of Shares	We have a single class of shares with equal voting rights.
Prohibition of hedging, pledging and other transactions
We prohibit short sales, transactions in derivatives, and hedging of Company securities by directors, executive officers, and employees, and prohibit pledging of Company securities by directors and officers.

Separation of Chair and CEO Roles	Our Chair and CEO currently serve the Company in separate and distinct roles, and the Board retains the flexibility to combine those two positions in the future.
Stockholder engagement	We have a comprehensive year-round stockholder engagement program.
Stock ownership guidelines	We have robust stock ownership guidelines for our directors and executive officers.
Succession planning	Our Board regularly reviews Board and executive succession planning.

Board Independence
Under rules adopted by the NYSE, our Board must have a majority of independent directors. The director independence standards of the NYSE require a board determination that a director have no material relationship with us and no specific relationships that preclude independence. Our Board considers relevant facts and circumstances in assessing whether a director is independent. Our Board has determined that, with the exception of
Mr. Larson, our President and Chief Executive Officer, all of our directors currently meet the NYSE independence requirements.

Board and Committee Structure
We have three standing committees of our Board: the Audit Committee, the Compensation Committee, and the
Nominating, Corporate Governance & Sustainability Committee. The Board has confirmed that:

•All members of standing committees are independent in accordance with NYSE standards; and
•Standing committees perform audit, compensation, and nominating/corporate governance functions in accordance with NYSE standards.
The Committees operate in accordance with their committee charters, which are available under the Governance tab in the Investors section of our website (www.oceaneering.com). The Board believes that our current committee structure, leadership, and membership ensure appropriate governance and oversight. Key information about our committees is outlined below.

Audit Committee
Paul B. Murphy, Jr. (Chair)	Primary Responsibilities:
Karen H. Beachy
•Oversee the integrity of our financial statements;
•Monitor compliance with applicable legal and regulatory requirements;
•Verify independence, qualifications and performance of our independent auditors;
•Validate the performance of our internal audit function;
•Evaluate the adequacy of our internal control over financial reporting;
•Oversee cybersecurity and other emerging technology risks; and
•Annually evaluate its own performance and its charter.

Deanna L. Goodwin
Reema Poddar

8 meetings during 2025

Other Important Items:

Our Board has determined that all Audit Committee members are independent as required by the U.S. Securities and Exchange Commission (the “SEC”). In addition, it has determined that Ms. Goodwin and Mr. Murphy are audit committee financial experts and that all members of the Audit Committee are financially literate, as defined in the applicable rules of the SEC and the NYSE. For information relating to the background of each member of the Audit Committee, see the biographical information under “Biographical Information for Nominees and Continuing Directors”
below.
The Audit Committee is responsible for oversight of our management team with respect to their responsibility for our internal controls and the preparation of our consolidated financial statements, as well as our independent auditors, who perform an independent audit of the consolidated financial statements and internal controls over financial reporting. The Audit Committee regularly meets in executive session with the Company’s internal audit director and independent auditors.
A copy of the Audit Committee charter is available under the Governance tab in the
Investors section of our website (www.oceaneering.com). Any stockholder may obtain a written copy of the charter from us upon request. For the report of the Audit
Committee for the fiscal year ended December 31, 2025, please see “Report of the
Audit Committee” below.

Compensation Committee
Deanna L. Goodwin (Chair)	Primary Responsibilities:
Karen H. Beachy
•Oversee compensation of our Chief Executive Officer, Senior Vice Presidents,
and Chief Accounting Officer, including short-term and long-term incentive plans, benefit plans, and our supplemental executive retirement plan;
•Consider adequacy and appropriateness of employee benefit plans and practices;
•Administer, review and make recommendations to the Board regarding severance, termination, and change-of-control arrangements;
•Review and make recommendations to the Board regarding the directors’ and officers’ indemnification and insurance matters;
•Evaluate performance of executive officers, including our Chief Executive
Officer;
•Recommend to the Board the compensation of nonemployee directors, Board committee chairpersons, and Board committee members;
•Administer the Company’s clawback policy;
•Produce or assist management with the preparation of any disclosure or reports with respect to compensation, plans or practices that may be required from time to time by the rules of the NYSE or the SEC to be included in our proxy statements for our annual meetings of stockholders, annual reports on
Form 10-K or any other filings to be made with the SEC; and
•Annually evaluate its own performance and its charter.

William B. Berry
Jon Erik Reinhardsen
Roger W. Jenkins (1)

4 meetings during 2025

Other Important Items:

On an annual basis, the Compensation Committee engages a recognized independent executive compensation consulting firm (the “Compensation
Consultant”) to assist the Compensation Committee in its administration of compensation for our directors and executive officers (see “Compensation
Discussion & Analysis – The Role of the Compensation Consultant” in this Proxy
Statement). The Compensation Committee engaged Meridian Compensation
Partners, LLC (“Meridian”) to serve as the Compensation Consultant in 2025.
Meridian has served in this capacity since 2015.
A copy of the Compensation Committee charter is available under the Governance tab in the Investors section of our website (www.oceaneering.com). Any stockholder may obtain a written copy of the charter from us upon request. For the report of the
Compensation Committee for the fiscal year ended December 31, 2025, please see
“Report of the Compensation Committee” below.

(1)  Mr. Jenkins was appointed to the Compensation Committee effective April 1, 2026.

Nominating, Corporate Governance & Sustainability Committee
Jon Erik Reinhardsen (Chair) (1)	Primary Responsibilities:
Paul B. Murphy, Jr.
•Recommend qualifications that should be represented on the Board;
•Identify prospective directors and recommend candidates to stand for election;
•Recommend individuals to serve in chair and committee roles;
•Assess the performance of the Board and its committees;
•Review succession planning with respect to our Chief Executive Officer, other executive officers, and the Board;
•Advise the Board regarding corporate responsibility;
•Monitor emerging issues potentially affecting the Company’s reputation;
•Monitor and advise the Board regarding public policy issues;
•Evaluate related-person transactions;
•Annually review and assess the adequacy of our corporate governance policies, practices, and procedures; and
•Annually evaluate its own performance and charter.

Reema Poddar
Steven A. Webster

4 meetings during 2025

Other Important Items:

The Nominating, Corporate Governance & Sustainability Committee solicits ideas for potential Board candidates from a number of sources, including members of our
Board and our executive officers. The Committee also uses and compensates third-
party search firms to identify qualified potential Board candidates who might not be in the networks of members of our Board and our executive officers.
The Nominating, Corporate Governance & Sustainability Committee operates under a written charter adopted by our Board. A copy of this charter and a copy of our
Corporate Governance Guidelines are available under the Governance tab in the
Investors section of our website (www.oceaneering.com). Any stockholder may obtain a written copy of each of these documents from us upon request.

(1)  Mr. Reinhardsen was appointed Chair of the Nominating, Corporate Governance & Sustainability Committee effective April 1, 2026.

Business Resiliency
At Oceaneering, we take a measured and data-driven approach to our work as we endeavor to “Solve the
Unsolvable” for our customers. As public discourse and geopolitical perspectives diverge on whether and to what extent for-profit companies should prioritize environmental, social, and governance (“ESG”) matters, our perspective has not changed. We have always prioritized business resiliency over short-term accolades. Aligned with our Core
Values, we carefully consider the complex interdependencies of stockholder sentiment, customer demand, legal and regulatory landscape, geopolitical shifts, technological developments, and the principles of our global workforce, all against the backdrop of our commitment to deliver superior stockholder returns.
We continue to attract, retain, develop, motivate, and equip the most talented, qualified, and effective global workforce, management team, and Board. We continue to promote effective ethics and compliance programs. We continue to diversify our business in energy and non-energy markets, and we continue to advance our greenhouse gas reduction initiatives.(1)
Today, we generate the majority of our revenue from the oil and gas sector, so we carefully and continually study the impact and timing of energy transition on our business. Our outlook, and pace of increasing industry diversification, depends largely on the ongoing demand for oil and natural gas products and services. We consider and rely on information from customers, third-party advisors, and other sources as well as our own views on the principal drivers of demand for oil and gas.
We expect a long-term need for oil and gas exploration and development due to:
•continuing growth of populations and economies in developing countries;
•increasing demand for energy to support data centers and other emerging technological needs;
•shortage of other sources of affordable, reliable, scalable, and efficient energy; and
•rising worldwide demand for myriad products made with petrochemicals.
At the same time, due to concerns about climate change, we monitor and respond to demand for and investment in cleaner hydrocarbon-based and renewable energy sources. We strive to meet the growing need for lower-carbon energy by assisting customers to reduce their carbon emissions in exploring for, developing, and producing oil and natural gas, while also diversifying our business into new strategic growth areas in emerging energy and non-
energy markets.

(1) Our assessment of the current and future demand for oil and gas is continually evolving and includes consideration of many factors as further described in our Task Force on Climate-Related Financial Disclosures (“TCFD”) report. We voluntarily disclose our greenhouse gas reduction initiatives, including our key ESG metrics, consistent with the Sustainability Accounting Standards Board (“SASB”)
voluntary disclosure framework. Our TCFD and SASB reports can be found in the Corporate Sustainability tab under the About Us section of our website at: www.oceaneering.com. Unless specifically stated herein, documents and information on our website are not incorporated by reference into this proxy statement.

Other Corporate Governance Information
Board Meetings and Attendance
During 2025, our Board held five meetings of the full Board and 16 meetings of committees of the Board. Each of our directors attended at least 75% of the aggregate number of meetings of the Board and meetings of committees of the Board on which they served (during the period of service). All directors are invited to attend meetings of all committees of the Board, and in 2025, no committee meetings were scheduled or held concurrently; as a result, most directors attended most or all of the committee meetings regardless of whether they served on the committees.
In addition, directors are encouraged to attend the Annual Meeting. Last year, all of our directors attended our
Annual Meeting. In 2025, the nonemployee directors met in regularly scheduled executive sessions without management present, and similar sessions are scheduled for 2026. The chairs of the Board, Audit Committee,
Compensation Committee and Nominating, Corporate Governance & Sustainability Committee chair these executive sessions under our Corporate Governance Guidelines.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation
Committee. None of our directors or executive officers are members of the same family.
Related Party Policy and Transactions
The Board has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners of our Common Stock (as defined below), and each of their respective immediate family members, where the amount involved in the transaction exceeds or is reasonably expected to exceed $120,000 in a single fiscal year and the related party has or will have a direct or indirect interest in the transaction. Certain transactions are pre-approved or excluded from consideration. A copy of this policy is available under the Governance tab in the Investors section of our website (www.oceaneering.com).
In the event of any transaction subject to the policy, consideration may be given to:
•The nature and extent of the related person’s interest and involvement in the transaction;
•The approximate dollar value involved in the transaction;
•Whether the transaction was undertaken in the ordinary course of Oceaneering’s business;
•Any material terms of the transaction, including whether the transaction is or would be on terms no less favorable to Oceaneering than terms that could have been reached with an unrelated party;
•The business purpose of, and the potential benefits to Oceaneering of, the transaction;
•Whether the transaction would impair the independence of a non-employee director;
•Required public disclosure, if any; and
•Any other information regarding the transaction or the related person.
Several of our Board members and executive officers serve as directors or executive officers of other organizations, including organizations with which we have or may have commercial and charitable relationships. We do not believe that any director or nominee had a direct or indirect material interest in any covered transactions during 2025 and through the date of this Proxy Statement.
Stephen Lazar, Jr., who is a brother-in-law of Mr. McEvoy, serves as Director, Sustainability, for which Mr. Lazar received total compensation for 2025 of approximately $266,000. Mr. Lazar’s compensation was established by the
Company in accordance with our compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions and is commensurate with that of his peers in our compensation framework.

Business Conduct Policy
Our Board adopted a code of ethics that applies to our Chief Executive Officer and senior financial officers, including our Chief Financial Officer, Chief Accounting Officer, and Treasurer or Controller, and a code of business conduct and ethics that applies to all our directors, officers, and employees. Each is available under the Governance tab in the Investors section of our website (www.oceaneering.com). Any stockholder may obtain a printed copy of these codes from us upon request. Any change in or waiver of these codes of ethics will be disclosed on our website.
Communications with Board
Interested parties may communicate directly with the nonemployee directors by sending a letter to the “Board of
Directors (Independent Members)” c/o Corporate Secretary, Oceaneering International, Inc., 5875 N. Sam Houston
Pkwy. W., Suite 400, Houston, Texas 77086.

Directors

Board Composition and Succession Planning	18
Biographical Information for Nominees and Continuing Directors	20
Compensation of Directors	30
Please see “Proposal 1: Election of Class I Directors” below for more information regarding our nominees for director.

Board Composition and Succession Planning
Our Board believes that effective oversight and advancement of our long-term strategy comes from the contributions of directors with diverse and complementary qualifications, attributes, skills, and expertise
(“Qualifications”) aligned to our long-term strategy and Core Values. The Nominating, Corporate Governance &
Sustainability Committee regularly reviews these Qualifications, a subset of which is summarized on the Board
Skills and Experience Matrix below.
The Board endeavors to retain directors with a deep knowledge of Oceaneering and its relevant industries as well as to attract directors with fresh perspectives. The Nominating, Corporate Governance & Sustainability Committee
intentionally conducts broad searches with the assistance of outside advisors to maintain a wide pool of potential board members.
Board Qualifications
In assessing the qualifications of existing and prospective nominees to the Board, the Nominating, Corporate
Governance & Sustainability Committee considers, in addition to criteria in our Amended and Restated Bylaws (the
“Bylaws”) and Corporate Governance Guidelines, each nominee’s integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of Oceaneering and its stockholders. The Board believes that its current composition reflects a group of highly talented individuals with the Qualifications and perspectives best suited to perform oversight responsibilities for Oceaneering and our stockholders and to promote achievement of our long-term strategy.
In selecting and defining the Qualifications reflected in the Board Skills and Experience Matrix below, the Board considered how such Qualifications align to its oversight capabilities, critical needs, and strategic priorities. The
Board recognizes that its members have at least a deep proficiency in all or nearly all of the identified Qualifications.
However, based on a contextual review of the particular roles each director plays on the Board, it selected a
Qualification for a director only if it was gained through experience as a senior executive with significant responsibility over time or with high-profile complex matters. The absence of a selection on the Board Skills and
Experience Matrix should not be interpreted as a lack of expertise or contribution as it relates to that skill. The
Company benefits greatly from having directors with diverse skill sets who contribute in ways that go beyond the items highlighted on the matrix.
In addition to the Qualifications highlighted on the Board Skill and Experience Matrix below:
•All members of our Board have been determined to be financially literate.
•Other than Mr. Larson, all members of our Board have been determined to be independent according to the standards of the New York Stock Exchange. In addition, our standing Board committees are entirely comprised of independent Board members who were not previously employed by Oceaneering.
•All members of our Board have held executive and board roles with publicly traded companies where they have had significant responsibility driving and overseeing organic and inorganic growth and expansion, strategic plan development, and driving stockholder value.
•Our Board members’ service ranges from zero to 15 years, with an average tenure of eight years.

Board Skills and Experience Matrix

Skills and Qualifications	McEvoy	Beachy	Berry	Goodwin	Jenkins	Larson	Murphy	Poddar	Reinhardsen	Webster
Corporate Development & Strategy: Public company executive level experience leading growth, developing a strategic plan, driving value, and overseeing growth and expansion; experience with M&A	•	•	•	•	•	•	•	•	•	•
Energy Industry: Executive level experience at an energy company or at a company providing products or services to the energy industry; other experience with energy transition	•	•	•	•	•	•		•	•	•
Financial Management: Executive level experience in corporate finance, accounting, capital deployment, capital markets, debt, and relevant financial legal and regulatory issues				•			•			•
Global Business: Executive level experience leading
international business strategy and operations; perspective and experience evaluating an international entity’s operating and strategic performance and growth; experience with global
regulatory matters
	•		•		•	•		•	•	•
Governance: Experience as chair of corporate governance committee, compensation committee, or audit committee, or as lead independent director of public company board	•		•	•	•	•	•		•	•
Government Contracting: Experience with defense or government contracting; holds a security clearance	•	•				•
Health, Safety, Security & Environment (HSSE): Executive
level experience leading HSSE operations at a large or
multinational company; depth of experience and familiarity with factors specific to energy, aerospace, defense, and industrial settings
	•		•	•	•	•			•	•
Human Capital Management: Executive level experience at a company with a large or global workforce, including strategic workforce planning and development.	•		•			•	•	•	•	•
Logistics, Industrial & Manufacturing: Executive level experience providing oversight of extensive or complex operations spanning industrial, manufacturing, or supply chain	•	•		•		•		•
Maritime, Offshore & Admiralty: Experience with seafaring commercial operations, offshore operations including exploration and subsea activities, and maritime law	•		•		•	•			•
Risk Management: Executive level experience identifying and evaluating business-related risk, deep knowledge of industry- related risks; strong familiarity with management controls	•	•	•	•	•	•	•	•	•	•
Technology, Al, Robotics & Cybersecurity: Executive level
experience leading technology programs; advanced knowledge
of cybersecurity controls; experience providing oversight of extensive or complex operations spanning engineering,
robotics or SaaS
	•					•		•

Biographical Information for Nominees and Continuing Directors
The following biographical disclosures are provided both for the nominees for election as Class I directors, Mr.
William B. Berry, Ms. Reema Poddar and Mr. Jon Erik Reinhardsen, as well as the continuing directors of
Oceaneering (ages are as of May 15, 2026).

William B. Berry Independent Director, Class I

Key Qualifications
Mr. Berry contributes over five decades of leadership experience in the domestic and international oil and gas industry, with deep expertise in both onshore and offshore exploration and production, which significantly contributes to Board discussions on strategy and oversight of safe and productive operations across numerous global markets. His extensive knowledge of energy-focused customer needs provides valuable insights into Oceaneering’s key growth drivers, evolving capabilities, global footprint, and application of advanced technologies and high-
performance standards within challenging environments.
Select Skills
•Energy Industry – Mr. Berry developed expertise in the energy industry over his extensive tenure as a corporate advisor and member of executive leadership teams, with a successful track record of aligning strategic priorities with the variable oilfield lifecycle and introducing innovative petroleum technologies to enhance efficiency. In his most recent role as CEO of an oil and natural gas company, Mr. Berry was responsible for securing the company’s entrance into new regions and overseeing its carbon capture investment efforts, which aligns with Oceaneering’s growth priorities.
•Human Capital Management – Mr. Berry is well-known as an operational leader who prioritizes people development and workforce planning within a broad international talent pool for achievement of financial, safety, and operational goals.
Professional Highlights
Continental Resources, Inc. (formerly NYSE: CLR) – American oil and natural gas company
•CEO (2020 – 2023), President (2022 – 2023)
ConocoPhillips (NYSE: COP) and its predecessor, Phillips Petroleum Company –
global energy exploration and production company
•EVP, Exploration & Production (2003 – 2008)
•President, Asia Pacific (2002)
•SVP, Exploration & Production, Eurasia-Middle East (2001 – 2002)
•VP, Exploration & Production, Eurasia (1998 – 2001)
•VP, International Exploration & Production, New Ventures (1997)
•China Country Manager, Worldwide Drilling and Production (1995 – 1997)
•Various other positions of increasing leadership (1976 – 1995)

Committee Membership: •Compensation Director Since: June 2016 Age: 73
Education:
•BS and MA, Petroleum
Engineering, Mississippi State
University
Current Public Company
Boards:
•None
Other Notable Boards /
Affiliations:
•Continental Resources, Inc.
(formerly NYSE: CLR) (2014 –
2023)
•Frank’s International N.V.
(NYSE: FI) (2015 – 2020)
•Teekay Corporation (NYSE: TK)
(2012 – 2015)
•Wilbros Group, Inc. (NYSE: WG)
(2008 – 2014)
•Access Midstream Partners, L.P.
(formerly NYSE: ACMP) (2013 –
2014)
•Woods Hole Oceanographic
Institute (since 2024)
•Hamm Institute of American
Energy at Oklahoma State
University (since 2022)
•Mississippi State University
Foundation, Board of Directors
(2024 – 2026)

Reema Poddar Independent Director, Class I

Key Qualifications
Ms. Poddar brings extensive global experience in product and technology strategy, development, and delivery, accelerating digital transformation, cybersecurity, artificial intelligence, and emerging technologies. Her 30-year career includes executive and board roles for public, private, and start-up companies where she demonstrated expertise in enterprise risk management and held oversight responsibility for the full product innovation lifecycle from concept development to delivery, including her service as the first independent director for MeridianLink from 2021 through its acquisition in October
2025.
Select Skills
•Technology, AI, Robotics, & Cybersecurity – Ms. Poddar has extensive experience driving innovation in technology-focused companies. At Philips, she successfully launched AI-powered diagnostic and pathway informatics solutions to improve quality, promote efficiency, and enhance patient experience. She also led the product roadmap at an AI-integrated cybersecurity company, optimizing data privacy and compliance. At Teradata, she launched an AI-powered data and analytics SaaS platform on multiple cloud providers and oversaw the company’s corporate security, product strategy, go-to-market approach, and digital transformation. Ms. Poddar held a leadership role at GE in developing an AI/ML-
driven Asset Performance Management cloud SaaS product with over $1 billion in sales.
•Corporate Development and Strategy – At Koninklijke Philips, Ms. Poddar led
strategic initiatives for its multi-billion dollar digital healthcare diagnostic informatics business, including transitioning operating models, developing portfolio roadmaps, and ensuring strategic alignment across divisions. She also orchestrated a $12 billion transformation in GE Healthcare P&L from on-premises to cloud-based services, delivering substantial value creation.
•Human Capital Management – Ms. Poddar has fostered creativity, collaboration, and success with a variety of teams throughout her career. She has demonstrated a strong track record of recruiting and developing high-performance talent, particularly at Philips and Teradata, where she led large, multidisciplinary teams responsible for driving enterprise-wide technological innovation initiatives.
Professional Highlights
Koninklijke Philips N.V. (NYSE: PHG) – a multinational health technology company
•EVP & General Manager, Diagnostic and Pathway Informatics Business (2022 –
2023)
OptimEyes.AI – an AI-integrated cybersecurity software firm
•Executive Head of Product Development (2020 – 2022)
Teradata Corporation (NYSE: TDC) – an enterprise software company that builds connected, multi-cloud data platforms for enterprise analytics, AI, and data warehousing
•EVP & Chief Development Officer (2019 – 2020)
•EVP & Chief Product & Technology Officer (2018 – 2019)
•SVP, Product Development (2017 – 2018)
AdFender, Inc. – an advanced software privacy solutions company
•Executive Head of Engineering & Operations (2016 – 2017) and Co-Founder (since
2010)
General Electric Company (NYSE: GE) – a multinational conglomerate with aerospace, energy, healthcare, and finance divisions
•Various leadership roles (2001 - 2016)

Committee Membership: •Audit •Nominating, Corporate Governance & Sustainability Director Since: February 2024 Age: 58
Education:
•MS in Physics, Mahatma
Gandhi University
•MCA in Computer Science,
Bangalore University
•CERT Certificate in
Cybersecurity Oversight,
Carnegie Mellon University
Software Engineering Institute,
and the National Association of
Corporate Directors
Other Notable Boards /
Affiliations:
•MeridianLink Inc. (2021 -
2025)
•Accion Labs Group Holdings,
Inc., Director (since 2021)
•OptimEyes.AI, Board of
Advisors (since 2020)
•Corporate Council Board of
Advisors to the Dean of UC
San Diego Jacobs School of
Engineering, Director (2018 –
2020)

Jon Erik Reinhardsen Independent Director, Class I

Key Qualifications
Mr. Reinhardsen brings an extensive international perspective and knowledge of the global energy industry, with a focus on the subsea oilfield services industry and ensuring safe operations, as well as an understanding of customer perspectives from his roles with two of Oceaneering’s international clients. His significant financial and operational expertise, gained during a career spanning over 35 years in engineering, construction, and energy-related businesses, provides crucial insights to Board oversight of operational strategy.
Select Skills
•Maritime, Offshore and Admiralty – Developed through his significant leadership experience with offshore oil and gas services, including nine years as CEO of a subsurface marine technology company focused on evolving energy sector needs. He led the company through the financial crisis to become one of the preeminent firms in its industry, leveraging strategic marine fleet acquisitions and driving the integration of cutting-edge technology.
•Global Business – Mr. Reinhardsen brings significant perspective on international operations given his long tenure in executive roles at global energy companies. As CEO of Petroleum Geo-Services ASA, headquartered in
Norway, he was responsible for operations and assets on multiple continents.
He also served as Executive Vice President and Deputy CEO of Aker
Kvaerner’s oil and gas businesses, with operations in North and South America,
Australia, and Asia Pacific.
•Health, Safety, Security, and Environment – Mr. Reinhardsen has deep expertise overseeing health, safety, and environment programs in the oil and gas services industry. While CEO of PGS (as defined below), he achieved improvements in safety incident rates pursuing an ambitious goal to have industry-leading health, safety, environmental and quality performance. Mr.
Reinhardsen also brings experience in environmental impact management and sustainability through his leadership roles with Aker Kvaerner, which was at the forefront in developing CO2 capture and storage technology.
Professional Highlights
Petroleum Geo-Services ASA (“PGS”) (formerly OSL: PGS, merged with TGS
ASA in 2024) – an international company providing geophysical and geological services
•CEO (2008 – 2017)
Alcoa, Inc. (formerly NYSE: AA, split into Alcoa Corp. and Arconic Inc., now
Howmet Aerospace, in 2016) – an American multinational industrial corporation
•President, Global Primary Products Growth (2005 – 2008)
Aker Solutions (formerly Aker Kvaerner and predecessor and affiliated companies)
– an engineering and construction services company
•Group EVP (operated from Houston) (2002 – 2005)
•Various positions of increasing leadership (1983 – 2002)

Committee Membership: •Compensation •Nominating, Corporate Governance & Sustainability (Chair) Director Since: October 2016 Age: 69
Education:
•MSc in Applied Mathematics and
Geophysics, University of
Bergen
Current Public Company
Boards:
•Equinor ASA (NYSE: EQNR),
Chair (since 2017)
Other Notable Boards /
Affiliations:
•Baring Group, Chair (since 2023)
•Telenor ASA (OSL: TEL.OS),
Director (2014-2023)
•Borregaard ASA (OSL: BRG),
Director (2016 – 2018)
•Cameron International
Corporation (formerly NYSE:
CAM), Director (2009 – 2016)

Karen H. Beachy Independent Director, Class II

Key Qualifications
Ms. Beachy brings over 30 years’ experience in strategy implementation, corporate and business development, supply chain management, public policy, energy transition, risk management, and stakeholder engagement.
Select Skills
•Energy Industry – Ms. Beachy has demonstrated a strong track record of innovation and strategic transformation to reduce the carbon intensity of various energy supply sources, including Renewable Natural Gas (RNG) and Liquefied Natural Gas (LNG),
carbon capture and sequestration, hydrogen and electrification of operations. More recently, she has served as an advisor to corporate clients on the transition to clean energy and smart grid technology.
•Logistics, Industrial & Manufacturing – Gained during her executive leadership roles in supply chain logistics and energy procurement, most notably at Black Hills Corp, Ms.
Beachy led the supply chain function, overseeing strategic planning, merger integrations, cost and third-party risk management, including cybersecurity, to enhance operational efficiencies and strategic sourcing capabilities. Additionally, Ms. Beachy brings international procurement experience developed through her experience working with a
German electric utility, where she oversaw LNG procurement.
•Government Contracting – Ms. Beachy’s leadership roles in the highly regulated energy and utility industries have equipped her with a comprehensive understanding of federal and state regulatory frameworks, and insights into the priorities of public agencies and stakeholders. Further, she brings a valuable perspective developed through her successful track record of developing strategic partnerships with government agencies.
Professional Highlights
Think B3 Consulting, LLC – a consulting firm providing strategic and business planning advisory services
•Principal Consultant & Founder (since 2021)
The Alliance Risk Group, LLC – a consulting firm providing risk management and capital efficiency advisory services to the energy sector
•Associate (2022 – 2024)
Black Hills Corp. (NYSE: BKH) – an electric and gas utility company
•SVP, Growth & Strategy (2019 – 2020)
•VP, Growth & Strategy (2018 – 2019)
•VP (2016 – 2018)
•Director, Supply Chain (2014 – 2016)
Vectren Corp. (formerly NYSE: VVC, merged with CenterPoint Energy, Inc. in 2019) – a natural gas and electricity holding company
•Leadership roles in operations and sourcing (2010 – 2014)
J. J. Y. Legner Associates
•Business Development Consultant (2009 – 2010)
Ignite Business Solutions – Owner
•Consultant (2008 – 2010)
LG&E Energy Corporation (acquired by PPL Corp. in 2010) and predecessors LG&E and
KU Energy LLC – an electric and natural gas utility company
•LNG Project Manager: Expat Assignment, Germany (2007 – 2008)
•Change Management Architect: Special Assignment (2006 – 2006)
•Manager, Supplier Diversity (2003 – 2006)
•Operations Manager, Elizabethtown & Shelbyville (2000 – 2003)
•Supervisory Underground Construction & Maintenance (1998 – 2000)
•Product Manager, Telecommunications Products (1997 – 1998)

Committee Membership: •Audit •Compensation Director Since: January 2021 Age: 55
Education: •BS in Political Science and MS in Marketing, Purdue University Current Public Company Boards: •Pangaea Logistics Solutions Ltd.(NASDAQ: PANL) (since 2022)

Deanna L. Goodwin Independent Director, Class II

Key Qualifications
Ms. Goodwin brings to the Board almost 40 years of executive and board experience in the oil and gas products and services industry and for international public companies. Her expertise in operations and risk management in offshore engineering, manufacturing, and construction as well as significant public accounting and auditing background, strengthens the Board’s oversight of
Oceaneering’s financial strategy and reporting.
Select Skills
•Financial Management – Developed throughout her divisional CFO roles at public companies, leadership positions at a leading global accounting and consulting firm, and as a chartered professional accountant, Ms. Goodwin has critical industry-specific experience in capital markets, capital deployment in asset intensive industries, financial strategy, P&L, budgeting, financial reporting and accounting, and audit and related assurances.
•Risk Management – In her role as a regional President at Veritas DGC, Ms.
Goodwin was responsible for developing and implementing strategies to mitigate cyclical energy-specific financial and operational risks. She also has experience managing risks associated with major international transactions, leading Technip’s $1.3 billion acquisition of Global Industries, which substantially expanded the company’s subsea market, and leading the global integration team in driving strategic organizational design, change management, and operational control.
Professional Highlights
Technip SA (formerly XPAR: TEC, merged with FMC Technologies in 2017) – a leading global provider of engineering and construction services for the offshore and onshore energy sector
•President, North America (2013-2017)
•COO, Offshore (2012-2013)
•SVP, Operations Integration of Global Industries (2011-2012)
•SVP & CFO, Technip USA (2008-2011)
Veritas DGC, Inc. (formerly NYSE: VTS) – a leading provider of geophysical information and services to the petroleum industry
•President, Western Hemisphere (2007 – 2008)
•President, Land (2004 – 2006)
•SVP, Operations (2003 – 2004)
•VP, US Land Library (2001 – 2002)
•CFO & VP, Land Division (1996 – 2001)
•Manager, Financial Reporting (1993 – 1995)
Price Waterhouse (now Price WaterhouseCoopers LLP), an audit, assurance, consulting and tax accounting firm
•Various positions of increasing leadership (1987 – 1993)

Committee Membership: •Compensation (Chair) •Audit Director Since: February 2018 Age: 61
Education:
•B. Comm, Accounting, University
of Calgary
Current Public Company
Boards:
•Kosmos Energy Ltd. (NYSE:
KOS) (since 2018)
•Arcadis NV (OTCMKTS:
ARCAY) (since 2016)
Other Notable Boards /
Affiliations:
•Chartered Professional
Accountants of Canada, Member

Steven A. Webster Independent Director, Class II

Key Qualifications
Mr. Webster possesses extensive knowledge of the energy industry gained from decades of experience in onshore and offshore oil and gas exploration and production, and oilfield services. He provides the Board with deep expertise in financial management and strategy, drawing on over 30 years in private equity and investment, as well as significant business leadership skills developed through his roles as a CEO and as director of various public and private companies.
Select Skills
•Corporate Development and Strategy – Mr. Webster successfully drove corporate strategy at oil and gas companies, most notably as Co-Founder and
CEO of R&B Falcon Corp., which he grew from a single-rig drilling contractor to one of the world’s largest offshore drilling companies through consolidation and strategic growth initiatives. As a Managing Partner at Avista and AEC Partners,
he has advised on a range of successful mergers, acquisitions, and IPOs, positioning his clients for growth. Over his career, he has co-founded or been a lead investor in numerous successful energy ventures, including Carrizo Oil and
Gas, R&B Falcon, Grey Wolf, Hercules Offshore, Laredo Energy, Peregrine Oil
& Gas, and Union Drilling.
•Financial Management – Developed significant expertise in capital allocation and financing strategies, financial reporting, and strategic financial planning during his extensive experience in venture capital and private equity investing, including co-founding a private equity firm in 2005. Mr. Webster also possesses unique perspectives on maximizing shareholder value in a cyclical energy sector with deep understanding of the global energy sector environment.
•Risk Management – Acquired through his experiences serving as CEO of two leading companies in the offshore oil and gas exploration sector, Mr. Webster has a strong track record overseeing and developing effective mitigation strategies for operational and financial risks in dynamic energy markets. He also provides insights into best practices for managing environmental impact risks and building a strong safety culture across the enterprise, contributing to the Board his deep knowledge of regulatory compliance matters specific to our industry.
Professional Highlights
AEC Partners, L.P. – a private equity firm investing in the energy sector
•Managing Partner (since 2018)
Avista Capital Partners, L.P. – a private equity firm investing in the healthcare sector
•Co-Founder (since 2005), Managing Partner (2005 – 2018)
Global Energy Partners, Ltd. – an affiliate of DLJ Merchant Banking and CSFB
Private Equity focused on investing in the energy sector
•Managing Partner (2000 – 2005)
Carrizo Oil & Gas (NASDAQ: CRZO) – an energy exploration, development and oil and gas production company
•Chair & Co-Founder (1993 – 2019)
R&B Falcon Corp. (formerly NYSE: FLC, acquired by Transocean Sedco Forex Inc.
in 2000) and its predecessor, Falcon Drilling Company – an offshore drilling company
•Chair, CEO, & Founder (1988 –1999)

Committee Membership: •Nominating, Corporate Governance & Sustainability Director Since: March 2015 Age: 74
Education:
•BS in Industrial Management,
Purdue University
•MBA, Harvard University
Current Public Company
Boards:
•Camden Property Trust (NYSE:
CPT) (since 1993)
Other Notable Boards /
Affiliations:
•Enterprise Offshore Drilling,
Director (since 2017)
•Callon Petroleum Company
(formerly NYSE: CPE, acquired
by APA Corporation in 2024)
and its predecessor Carrizo Oil
& Gas, Director (1993 – 2024)
•ERA Group Inc. (formerly
NYSE: ERA, acquired by
Bristow Group, Inc. in 2020),
Director (2013 – 2020)
•Basic Energy Services, Inc.,
(formerly NYSE: BAS) Chair
(2000 – 2016)

Roger W. Jenkins Independent Director, Class III

Key Qualifications
Mr. Jenkins has more than four decades of operational, strategic, and risk management leadership in the global energy industry. His experience includes executive oversight of offshore and deepwater operations, capital‑intensive asset portfolios, and highly regulated international businesses. Having led a large public company through multiple commodity and economic cycles, Mr. Jenkins provides the Board with a valuable perspective on safety, operational excellence, disciplined capital allocation, and enterprise risk management in a dynamic industry.
Select Skills
•Maritime, Offshore & Admiralty – As President and Chief Executive Officer of
Murphy Oil Corporation, Mr. Jenkins was responsible for global offshore and onshore operations, with a strong focus on safety performance, operational reliability, and compliance across complex environments.
•Corporate Development & Strategy – Mr. Jenkins led long‑term strategic planning, portfolio optimization, and capital investment decisions, including the development of major offshore projects such as the Kikeh Field offshore
Malaysia and expansion in the U.S. Gulf during his time at Murphy Oil
Corporation.
•Risk Management – Through his service on the boards of public companies in both the energy and financial services sectors, including his current role on the
Risk and Technology Committees of the Board of Directors of Regions Financial
Corporation, Mr. Jenkins has developed deep expertise in enterprise risk management, financial oversight, and corporate governance.
Professional Highlights
Murphy Oil Corporation
•President, Chief Executive Officer, and Board of Directors (2013 – 2024)
•Chief Operating Officer (2012 – 2013)
•President, Exploration & Production (2009 – 2013)
•Various leadership roles (2001 – 2009)
Texaco Inc.
•Various Engineering and Operational Leadership Roles (1984 – 2001)

Committee Membership: •Compensation Director Since: January 2026 Age: 64
Education:
•BS, Petroleum Engineering,
Louisiana State University
•MBA, A. B. Freeman School of
Business, Tulane University
Current Public Company
Boards:
•Regions Financial Corporation
and Regions Bank (NYSE: RF)
(since 2025)
Other Notable Boards /
Affiliations:
•Murphy Oil Corporation, (NYSE:
MUR) Board of Directors (2013 –
2024)
•Noble Corporation, (NYSE: NE)
Director (2018 – 2020)
•American Petroleum Institute,
Director (2013 – 2024)
•Louisiana State University
Foundation, Board of Directors
(2016 – present, Chair 2022 –
2024)

Roderick A. Larson President, Chief Executive Officer, and Director, Class III

Key Qualifications
Mr. Larson has in-depth knowledge of our business and the energy industry, gained from nearly three decades of experience in the oilfield services sector, including leading the strategic evolution of energy companies in response to changing market conditions, driving business expansion into new geographies and markets, and spearheading advanced technological innovation.
Select Skills
•Energy Industry – Mr. Larson contributes to the Board his deep understanding of
Oceaneering’s strategy, operational priorities, and valuable insights into market dynamics and growth opportunities. Prior to joining Oceaneering, he held several leadership positions at Baker Hughes, where he developed a strong track record of successfully managing large-scale operations and delivering exceptional results across global markets. His early career roles as operations manager and field engineer for an oilfield services company in the U.S. and Venezuela provided him with foundational technical and operational skills.
•Corporate Development and Strategy – Throughout his tenure at Oceaneering, he has been instrumental in guiding the Company through periods of significant growth and transformation. His efforts, including the acquisition of Ecosse Subsea Systems, have expanded the Company’s offshore renewable energy capabilities, and have consistently positioned Oceaneering at the forefront of technological advancement in engineered services to provide comprehensive service to the offshore energy industry.
•Government Contracting – Developed through his extensive experience managing contracts and delivering services to government agencies, Mr. Larson possesses in-
depth knowledge of government stakeholders and procurement regulations, including budgeting, cost accounting and financial reporting specific for government contracts.
His expertise in compliance with regulations governing sensitive projects enhance
Board’s oversight of Oceaneering’s Aerospace and Defense business.
Professional Highlights
Oceaneering International, Inc. (NYSE: OII)
•President & CEO (since 2017)
•President & COO (2015 – 2016)
•SVP (2012 – 2015)
Baker Hughes Company (NASDAQ: BKR) – a leading global oilfield services company
•President, Latin America (2011 – 2012)
•VP, Operations, Gulf of Mexico Region (2009 – 2011)
•Gulf Coast Area Manager (2007 – 2009)
•Special Projects Leader Technical Training (2006 – 2007)

Committee Membership: N/A Director Since: May 2017 Age: 59
Education:
•BS in Electrical
Engineering, North Dakota
State University
•MBA, Jones Graduate
School of Business, Rice
University
Current Public Company
Boards:
•NPK International Inc.
(NYSE: NPKI) (since
2014)
Other Notable Boards /
Affiliations:
•National Ocean Industries
Association, Director
(since 2018)
•American Petroleum
Institute, Director (since
2017)
•Energy Workforce and
Technology Council, Chair
(2021)

M. Kevin McEvoy Board Chair, Class III

Key Qualifications
Mr. McEvoy brings to our Board a comprehensive understanding of Oceaneering and its businesses gained through his decades of service with the Company, including as our former CEO and in leadership roles in each of our business segments (including three international assignments). His role as lead independent director for a publicly traded company in the construction industry has also equipped him with deep expertise in corporate governance and strategy oversight, including matters related to public policy, energy transition, risk management, and stakeholder engagement.
Select Skills
•Government Contracting – Acquired deep expertise in Oceaneering’s government contracting activities, including contract management, regulatory compliance, and stakeholder engagement through his nearly four decades with the Company, including six years as CEO. Mr. McEvoy’s significant knowledge of the government procurement process as well as the priorities of government stakeholders provide the Board with useful insights related to oversight of programs in our ADTech business.
•Maritime, Offshore and Admiralty – Developed a deep expertise in offshore and maritime operations through his more than 45 years of experience in offshore, diving, and other subsea and marine-related activities, primarily in oilfield-related areas, with significant international exposure. Mr. McEvoy developed a solid foundation in maritime operations from his early career service with the Navy, where he was engaged in diving, salvage, and submarine rescue activities.
•Health, Safety, Security, and Environment – Mr. McEvoy’s history of operational leadership and business development with Oceaneering, including as COO and as an instrumental leader in developing three of our five business segments, has provided him with significant experience in health, safety, security and environmental management in complex environments. Throughout his tenure, he maintained a strong focus on safety and environmental performance, with Oceaneering recognized for its safety practices in 2016 with an award from the National Ocean Industries Association.
Professional Highlights
Oceaneering International, Inc. (NYSE: OII)
•CEO (2011 – 2017)
•President (2011 – 2015)
•COO (2010 – 2011)
•EVP (2006 – 2010)
•SVP, Western Region (2000 – 2006)
U.S. Navy
•Diving & Salvage Officer (1972 – 1976)

Committee Membership: N/A Director Since: May 2011 Age: 75
Education:
•MBA, Texas A&M University
•CERT Certificate in
Cybersecurity Oversight,
Carnegie Mellon University
Software Engineering Institute,
and the National Association of
Corporate Directors
Current Public Company
Boards:
•EMCOR Group, Inc. (NYSE:
EME), Lead Independent
Director (since 2016)
Other Notable Boards /
Affiliations:
•National Ocean Industries
Association, Chairman (2016 –
2017)

Paul B. Murphy, Jr. Independent Director, Class III

Key Qualifications
Mr. Murphy brings considerable experience and perspective through his executive officer roles with financial institutions that forged strong partnerships with energy companies. With over 43 years of business and entrepreneurial experience in the financial services industry including 23 years as a CEO, and with over 25 years of experience as a public company director, Mr. Murphy provides valuable perspectives on financial strategy, corporate development, core growth, risk control and many other aspects of running a business.
Select Skills
•Corporate Development and Strategy – Mr. Murphy played a key role in forming Cadence Bank raising $1 billion capital and assembling an experienced management team. He oversaw the bank’s NYSE 2017 IPO and its merger with
BancorpSouth Bank in 2021. During Mr. Murphy's tenure at Cadence, the company grew to over $18 billion in assets. During his tenure as CEO of Amegy
Bank, the company grew from less than $100 million in assets to more than $10 billion. During his 20 years there, the company went public on NASDAQ, successfully executing integration of multiple strategic acquisitions and sold to
Zions Bancorp in 2005.
•Financial Management – Through his senior executive leadership roles with several commercial banks, Mr. Murphy developed significant expertise in financial reporting, investment analysis, capital financing strategies and regulatory compliance. As CEO of Amegy Bank, a regional bank in Texas with strong partnerships with energy companies and a robust energy banking business, Mr. Murphy gained particular expertise in the energy sector, focusing on specialized lending products for the energy companies. He continued to work with energy companies during his tenure at Cadence Bank.
•Risk Management – Mr. Murphy demonstrated strong risk management skills throughout his career, including navigating complex financial landscapes, optimizing asset growth strategies, and assessing strategic acquisitions, which delivered substantial returns to investors. Through his financial industry career,
Mr. Murphy gained significant expertise in risk management, helping energy companies successfully navigate the cyclical and changing nature of the energy markets.
Professional Highlights
Cadence Bank (NYSE: CADE) and its predecessors Cadence Bancorporation and Cadence Bank, N.A. – an American commercial bank
•Executive Vice Chairman (2021 - 2023)
•Chairman & CEO (2011 – 2021)
•CEO (2010 – 2011)
Amegy Bank of Texas (acquired by Zions Bank in 2005) – a leading regional bank
•CEO (2000 – 2009)
•President (1996 – 2000)
•EVP (1990 – 1996)
Allied Bank of Texas (acquired by First Interstate in 1987) – a Houston-based regional bank
•VP (1981 – 1989)

Committee Membership: •Audit (Chair) •Nominating, Corporate Governance & Sustainability Director Since: August 2012 Age: 66
Education:
•BS, Banking and Finance,
Mississippi State University
•MBA, University of Texas at
Austin
Current Public Company
Boards:
•Natural Resource Partners L.P.
(NYSE: NRP) (since 2018)
Other Notable Boards /
Affiliations:
•Murphy Interests, founder (2023)
•Cadence Bank, Director (NYSE:
CADE) (2011 – 2023)
•Amegy Bank of Texas, Director
(1994 – 2009)
•Hines REIT, Director (2008 –
2017)
•Houston Branch of the Federal
Reserve Bank of Dallas, Director
(2009 – 2016)

Compensation of Directors
Our nonemployee directors receive annual cash retainers and awards of restricted stock as compensation for their service. All nonemployee directors receive an equal cash retainer for their service on the Board, and additional retainers are paid for service in additional roles, such as committee member, committee chair, and board chair. The aggregate of the total direct compensation for nonemployee directors is targeted at the middle range of the
Compensation Peer Group (as defined below), as assessed by the Compensation Consultant and recommended by the Compensation Committee. The Board has indicated its intent to approve cash retainers comprising approximately one-third, and restricted stock awards (in terms of grant-date fair value) comprising approximately two-thirds, of the total direct compensation of our nonemployee directors.
For 2025, the Board approved annual cash retainers for our nonemployee directors, payable in quarterly installments, of $132,000 for the Chair and $97,000 for each of our other nonemployee directors. For 2025, the
Board also approved additional annual cash retainers, payable in quarterly installments, of (i) $30,000 to the chair and $10,000 to each member of the Audit Committee, (ii) $20,000 to the chair and $10,000 to each member of the
Compensation Committee and (iii) $10,000 to the chair and $5,000 to each member of the Nominating, Corporate
Governance & Sustainability Committee. Mr. Larson, our Chief Executive Officer, does not receive separate compensation for his service as a director. See the “Summary Compensation Table” above for information concerning the compensation paid to Mr. Larson.
During 2025, besides payment of annual retainers, nonemployee directors are reimbursed for their travel and other expenses involved in attendance at Board and committee meetings and activities, including certain continuing education expenses.
In 2025, our nonemployee directors were awarded shares of restricted stock under our Incentive Plan (as defined below) with a target value of $250,000 for Mr. McEvoy and $170,000 for the other nonemployee directors. Based on the share price used to size the awards, Mr. McEvoy received 14,245 shares, and each of our other nonemployee directors received 9,687 shares. The awards were subject to (1) possible earlier vesting on a change of control or the termination of the director’s service due to death, and (2) such other terms as were set forth in the award agreements with the respective directors. For information about stock ownership guidelines for nonemployee directors, see “Compensation Discussion & Analysis — Stock Ownership Guidelines.”
Director Compensation Table
The table below summarizes the compensation of our nonemployee directors for the year ended December 31,
2025. Director Roger W. Jenkins is omitted, as he was elected to the Board in 2026.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
M. Kevin McEvoy	132,000	271,510	—	—	403,510
Karen H. Beachy	117,000	184,634	—	—	301,634
William B. Berry	107,000	184,634	—	—	291,634
Deanna L. Goodwin	127,000	184,634	—	—	311,634
Paul B. Murphy, Jr.	132,000	184,634	—	—	316,634
Reema Poddar	109,500	184,634	—	—	294,134
Jon Erik Reinhardsen	112,000	184,634	—	—	296,634
Steven A. Webster	107,000	184,634	—	—	291,634

(1)The amounts shown are attributable entirely to annual retainers as described above.
(2)The amounts reflect the aggregate grant date fair value of the restricted stock awards granted to our nonemployee directors in 2025, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 11 - Employee Benefit Plans to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. The aggregate number of restricted shares outstanding as of December 31, 2025, was 14,245 for Mr. McEvoy and 9,687 for each of our other nonemployee directors.

Executives

Message from the Compensation Committee	32
Report of the Compensation Committee	32
Compensation Discussion & Analysis (CD&A)	33
Executive Compensation Tables	46
Please see “Proposal 2: Advisory Vote to Approve Executive Compensation” below for more information regarding our Say-on-Pay vote.

Message from the Compensation Committee
Dear fellow stockholders,
On behalf of the Board, we would like to thank you for your continued investment in Oceaneering. Every day, talented Oceaneers work toward a mission to “Solve the Unsolvable,” and year after year, they have risen to the challenge. We believe that this winning culture results from exceptional leadership, starting with that of our CEO,
Rod Larson. We also believe that the work of the Compensation Committee maintains alignment among our leaders, workforce, and stockholders.
The Compensation Committee’s work oversees the development of a competitive compensation program and its alignment with the interests of our stockholders. We review CEO and executive performance against short- and long-term metrics aligned with our business strategy. We also review our employee engagement survey data to ensure Oceaneering’s winning culture continues to mature in a rapidly changing world.
We believe our compensation programs are working as intended to ensure high performance while reducing the likelihood that management takes unreasonable risks. In 2025, compared to the prior year, all five operating segments increased EBITDA, four of five operating segments improved revenue, consolidated revenue increased
5% to $2.8 billion, consolidated operating income improved by 24% to $305 million, net income improved by 140%
to $354 million, consolidated adjusted EBITDA (non-GAAP) increased by 16% to $401 million, we grew the company through organic capital investment, we returned value to stockholders through our stock repurchase program, and we ended the year with healthy cash on hand and liquidity. More information regarding our performance in 2025 can be found under “Compensation Discussion & Analysis” below.
The Compensation Committee continues to promote greater alignment between management and Oceaneering’s stockholders and to ensure that we design compensation programs that will attract and retain top executive talent.
To that end, we made several important enhancements which are more fully described in the CD&A:
•Beginning with the 2026 long-term incentive awards, we:
◦Introduced stock-denominated, stock-settled performance stock units (PSUs) in place of the prior cash-
denominated, cash-settled long-term performance awards to strengthen alignment between executive pay outcomes and stockholder value creation;
◦Adopted three-year ratable vesting for time-based RSU awards to better reflect competitive market practice and support ongoing retention objectives.
•We approved an amendment and restatement of a legacy change-in-control agreement with Mr. Larson to introduce certain restrictive covenants and waiver and release obligations.
•We approved an amendment to the Change of Control Plan and introduced a non-change of control severance plan for certain executive officers to align with market practice.
Finally, we appreciate the high level of support you have given to our executive compensation. You supported the executive compensation programs at a level of 94% in 2024 and 91% in 2025. This year, we have continued to streamline our compensation-related disclosures to explain our compensation philosophy and the results of the executive compensation programs. We ask that you vote FOR our proposal related to executive compensation, and we thank you for your continued support.
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with the management of Oceaneering International, Inc., and, based on such review and discussions, the Compensation Committee recommended to the Board of Oceaneering that the Compensation
Discussion and Analysis be included in this Proxy Statement.

Compensation Committee (1)

Deanna L. Goodwin, Chair
Karen H. Beachy
William B. Berry
Jon Erik Reinhardsen

(1)Mr. Jenkins was appointed to the Compensation Committee effective April 1, 2026, and, as such, did not have the opportunity to participate in the activities described in the Compensation Committee Report that were conducted by the committee prior to his appointment. As a result, and as permitted under the SEC rules, Mr. Jenkins did not sign the Compensation Committee Report.

Compensation Discussion & Analysis
The following Compensation Discussion and Analysis, or “CD&A,” provides information regarding the compensation programs in place for our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers during 2025. We refer to these individuals in this Proxy Statement as the “Named Executive
Officers.”

Named Executive Officers
Name	Title
Roderick A. Larson	President and Chief Executive Officer
Alan R. Curtis	Senior Vice President and Chief Financial Officer
Benjamin M. Laura	Senior Vice President and Chief Operating Officer
Jennifer F. Simons	Senior Vice President, Chief Legal Officer and Secretary
Martin J. McDonald	Senior Vice President, Subsea Robotics
This CD&A also includes information regarding, among other things, the objectives of our compensation program, the achievements that the compensation program is designed to reward, the elements of the compensation program
(including the reasons why we employ each element and how we determine amounts paid) and how each element fits into our overall compensation objectives. As used in this CD&A, references to the “Committee” mean the
Compensation Committee of our Board.
Beginning with the 2026 long-term incentive awards, the Compensation Committee approved several program enhancements to further align executive compensation with stockholder interests and market practice:
•Introduced stock-denominated, stock-settled performance stock units (PSUs) in place of the prior cash-
denominated, cash-settled long-term performance awards to strengthen alignment between executive pay outcomes and stockholder value creation; and
•Adopted three-year ratable vesting for time-based RSU awards to better reflect competitive market practice and support ongoing retention objectives.
Compensation Philosophy and Objectives
Our executive compensation program is designed to attract and retain key executives, motivate them to achieve short- and long-term objectives without exposing us to excessive or unnecessary risk, and align their interests with our stockholders’ interests. To achieve these goals, we’ve designed our executive compensation program to deliver a competitive compensation package and to reward our key executives for superior performance, and our executive compensation program utilizes several different compensation elements that are geared towards both our short-
term and long-term performance. The following principles influence the design and administration of our executive compensation program, and we believe that its key elements described below are aligned with best practices and sound policy, including:

Our compensation programs are tied to performance and motivate our key executives.
•Performance measured against financial and other key performance objectives.
•Balances long-term and short-term performance to promote stockholder value.
•Incentive compensation forms a significant part of key executives’ total direct compensation.

Our compensation programs encourage our leaders to make decisions aligned with stockholder value.
•87% of CEO’s total target direct compensation is at risk and tied to our delivery of short- and long-term stockholder value.
•Our executives are subject to stock ownership guidelines, requiring them to own shares of our Common Stock having a market value or cost basis not less than a multiple of their base salary. The minimum holding requirement for our CEO is five times his base salary.

Our compensation programs are designed to attract and retain the best leaders.
•Our compensation programs are competitive and benchmarked against industry market data and information from our compensation peer group.
•Long-term incentives help us retain key executives, who have a keen understanding of our services and products in the markets we serve, and who maintain strong customer relationships over time.
•Our compensation programs fairly reward performance and service across volatile market cycles.

For more information, please see our Compensation and Governance Best Practices Table under “— Our Corporate
Governance Framework” above.
We believe that our compensation philosophy motivates our executives to pursue objectives that benefit our stockholders. Our continued focus in 2025 on growth and delivering on our strategic plan enabled us to:
•achieve a Total Recordable Incident Rate (TRIR) of 0.22, the lowest in company history, by maintaining a strong emphasis on health and safety, particularly on life-saving rules, high-hazard tasks, and engineered solutions;
•build momentum as a prime contractor on U.S. government programs following the largest initial contract award in our history to ADTech;
•improve Adjusted EBITDA for the seventh consecutive year;
•generate positive Free Cash Flow of $208 million and improve the Company’s cash position and liquidity while executing on approximately $40 million of share repurchases to return value to our stockholders; and
•generate positive TSR (as defined below under “— Executive Compensation Components — Long-Term
Incentive Compensation — 2023-2025 Performance Units”) of 64% over a three-year time period.
The Role of the Compensation Committee
The Committee has the primary authority to establish compensation for our executive officers (including the Named
Executive Officers) and other key employees and administers all our executive compensation programs and agreements. The Committee annually reviews and approves corporate goals and objectives and sets the compensation levels for our executive officers based on the Committee’s evaluation. Our Chief Executive Officer assists the Committee by providing annual recommendations regarding the compensation of our executive officers and other key employees, excluding himself. The Committee can exercise its discretion in modifying or accepting these recommendations. The Chief Executive Officer, Chief Human Resources Officer, and Chief Legal Officer
attend Committee meetings. However, the Committee also meets in executive session without members of management present.
The Committee reviews comparative compensation information compiled by a compensation consultant as described in “— The Role of the Compensation Consultant” below. Comparative compensation information, however, is only one factor used by the Committee in making its compensation decisions, and the Committee does not base its decisions on targeting any compensation to specific pre-determined benchmarks. Overall, our compensation program for the Named Executive Officers is intended to create a total compensation opportunity that, on average, is competitive with the median of a peer group and survey data identified by the Compensation
Consultant, as discussed in “— Compensation Benchmarking” below. For additional information regarding the role and responsibility of the Committee, please see “Board and Committee Structure — Compensation Committee”
above.
Impact of 2025 Say-on-Pay Vote on Executive Compensation
In approving the 2026 compensation of the Named Executive Officers, the Committee reviewed the vote on the say-
on-pay proposal at the 2025 Annual Meeting of Stockholders. Approximately 91% of the votes cast on the say-on-
pay proposal at that meeting were voted in favor of the proposal. The Committee believes this affirms stockholders’
support of Oceaneering’s approach to executive compensation. Accordingly, the Committee did not adopt any specific changes based on the vote.
The Committee will continue to consider the outcome of Oceaneering’s say-on-pay votes when making future compensation decisions for named executive officers. The Committee expects to continue to hold say-on-pay votes every year, which is consistent with the votes cast by stockholders at the 2023 Annual Meeting regarding the frequency of such votes.
Management regularly engages in discussions with stockholders on a variety of topics, including executive compensation. In general, during these discussions, stockholders expressed their overall support of our approach to compensation and our performance-oriented program design.

The Role of the Compensation Consultant
The Committee has the authority to engage a compensation consultant, outside legal counsel, and other advisors, in its sole discretion, to assist the Committee in the discharge of its duties and responsibilities. As noted in “Board and Committee Structure — Compensation Committee” above, for the current compensation cycle, the Committee continued to retain Meridian as the Compensation Consultant to:
•review the peer group of companies used for comparison purposes in the preceding year and assess the peer group’s continued validity;
•conduct a review of the competitiveness of our total direct compensation, retirement benefits, termination benefits and perquisites of the Named Executive Officers and other key employees, relative to data disclosed in proxy statements and other filings with the SEC by the peer group of companies and survey data;
•conduct a pay-for-performance analysis to assess the alignment of amounts realized from our executive compensation program and performance for Oceaneering and the peer group of companies identified;
•assess Oceaneering’s incentive structure for executive officers and the alignment of that structure with
Oceaneering’s compensation philosophy and objectives;
•assess Oceaneering’s compensation for nonemployee directors relative to market practices, including the compensation programs of a peer group of companies; and
•assist the Committee in its duties with respect to the compensation of our executives, nonemployee directors, and other key employees.
The Committee has engaged Meridian since 2015 to provide similar assistance to the Committee with respect to the compensation of our executive officers and nonemployee directors. The decision to engage the Compensation
Consultant and approval of its compensation and other terms of engagement were made by the Committee without reliance on any recommendation of management. The Compensation Consultant’s only work for Oceaneering for the current compensation cycle, as in prior cycles, was at the direction of the Committee. The Committee considered this and other factors in its recent assessment of the independence of the Compensation Consultant and concluded that the Compensation Consultant’s work for the Committee does not raise any conflict of interest issues.
To assist the Committee in setting compensation of the Named Executive Officers for 2025, the Compensation
Consultant assessed the competitiveness of Oceaneering’s executive compensation program relative to industry benchmarks, and the alignment of that program with Oceaneering’s compensation philosophy and objectives, and advised that:
•certain changes to the peer group were recommended for consideration by the Committee in setting the compensation of the Named Executive Officers (see “— Compensation Peer Group” below);
•our mix of salary, bonus and long-term incentives for Named Executive Officers aligns closely with our peers;
and
•amounts realized from our executive compensation program were generally aligned with Oceaneering’s performance.

Compensation Peer Group
The Compensation Consultant assessed the peer group of companies (the “Compensation Peer Group”) used for comparison purposes in the prior year’s review to recommend any changes for purposes of determining the 2025 compensation of the Named Executive Officers.
The companies included in the Compensation Peer Group were approved for inclusion by the Committee primarily due to: their operational focus in broadly comparable industries, notably the oilfield services industry; their comparable size (typically 0.3 to 3.0 times Oceaneering’s annual revenue and enterprise value); and the belief that we compete with many of these companies for talent and for stockholder investment.
The table below sets forth the companies (besides Oceaneering) comprising the Compensation Peer Group, for purposes of determining the 2025 compensation of the Named Executive Officers.

ChampionX Corporation	Flowserve Corporation	DNOW, Inc.
Chart Industries, Inc.	Helix Energy Solutions Group, Inc.	Oil States International, Inc.
Dril-Quip, Inc. (1)	Helmerich & Payne, Inc.	Transocean Ltd.
Expro Group Holdings N.V.	Noble Corporation	Weatherford International plc

(1)Dril-Quip, Inc. was included in the Compensation Peer Group at the time it was approved and used for determining 2025 compensation; the company subsequently merged with Innovex Downhole Solutions, Inc. and the combined company assumed the name of Innovex International, Inc.
As of October 31, 2024, when the analysis was completed, Oceaneering was positioned slightly below the median of the Compensation Peer Group in terms of revenue and between the 25th percentile and the median of the
Compensation Peer Group in terms of enterprise value.
As in prior years, the Compensation Consultant also analyzed survey data beyond the Compensation Peer Group for the Committee’s consideration. For 2025, the survey data was obtained from the Equilar Top 25 Survey (the
“Compensation Survey Data”), representing a custom group of energy-related and manufacturing companies of comparable size in terms of revenue and enterprise value. As of October 31, 2024 when the analysis of the
Compensation Survey Data was completed, Oceaneering was positioned slightly above the median in terms of revenue and between the 25th percentile and median in terms of enterprise value.
Compensation Benchmarking
The Compensation Consultant conducted a market analysis of Oceaneering’s executive compensation levels and the components of such compensation relative to the Compensation Survey Data and Compensation Peer Group
disclosure data (as discussed in “— The Role of the Compensation Consultant” above). In its analysis, the
Compensation Consultant identified the 25th, 50th and 75th percentiles for each of our executive officers based on position and pay rank, considering base salary and target values for annual bonus and long-term incentive compensation, individually and in the aggregate. The Compensation Consultant identified these percentiles from (1)
information disclosed in relevant filings with the SEC by the companies comprising the Compensation Peer Group and (2) the Compensation Survey Data. The Compensation Consultant provided this and other information to the
Committee at the Committee’s regularly scheduled meetings in the fourth quarter of 2024 and first quarter of 2025 to assist with the establishment of 2025 compensation. The Committee considers the Compensation Consultant’s analysis as part of the Committee’s process in seeking to establish and maintain target total compensation that is competitive.
Pay for Performance
As described further in “— Executive Compensation Components” under the headings “Annual Incentive Awards
Paid in Cash” and “Long-Term Incentive Compensation” below, a significant portion of the total direct compensation of our Named Executive Officers is delivered through variable compensation elements that are tied to financial performance goals in our annual cash bonus and long-term performance unit programs, as well as stockholder return and safety objectives.

Executive Compensation Components

For 2025, the primary components of our compensation program for Named Executive Officers were:

Annual base salary	Annual incentive awards paid in cash	Long-term incentive awards (comprised of restricted stock units and performance units)
Our Named Executive Officers also receive certain retirement benefits, which comprised a relatively small percentage of compensation, as further described under “— Post-Employment Compensation Programs —
Retirement Plans” below.

The Compensation Consultant found that the mix of direct compensation components (base salary and annual and long-term incentive awards at target) for the Named Executive Officers was aligned with compensation peer group practices, with long-term incentives comprising, on average, at least half of the executives’ target total direct compensation. For 2025, the target total direct compensation of the Named Executive Officers that was at risk and tied to our delivery of short- and long-term stockholder value was 87% for Mr. Larson, our Chief Executive Officer, and between 68% and 80% for each of the other Named Executive Officers. These components for our CEO and peer company CEOs are shown below.

Oceaneering CEO	Peer Company CEOs

Annual Base Salary
The Committee considers base salary levels on an annual basis as well as upon a promotion or significant change in job responsibility. Each year, our Chief Executive Officer recommends base salaries for the other executive officers based on market dynamics as well as individual and operational or functional group contributions and performance over the past year. In reviewing the Chief Executive Officer’s recommendations and in deciding base salaries for all executive officers, the Committee considers each officer’s level of responsibility, experience, tenure, performance, and the comparative compensation information provided by the Compensation Consultant. The
Committee’s evaluation of each executive officer also takes into account an evaluation of Oceaneering’s overall performance and, for 2025, took into account Mr. Laura’s promotion to Senior Vice President and Chief Operating
Officer, effective January 1, 2025. In light of the above considerations, in February 2025, the Committee approved salary increases, effective January 1, 2025, as follows:

Name	2024 Base Salary	2025 Base Salary	Percentage Increase
Roderick A. Larson	$840,000	$910,000	8%
Alan R. Curtis	$466,199	$503,500	8%
Benjamin M. Laura	$394,748	$472,600	20%
Jennifer F. Simons	$420,000	$453,600	8%
Martin J. McDonald	$386,168	$405,500	5%
Annual Incentive Awards Paid in Cash
In late February or early March of each year, the Committee approves a performance-based annual cash bonus award program (the “Annual Cash Bonus Program”) under our stockholder-approved incentive plan for executive officers and certain other employees (our “Incentive Plan”). Around that time, the Committee also approves the final bonus amounts payable under the Annual Cash Bonus Program for the immediately preceding year.
In February 2025, the Committee approved the Annual Cash Bonus Program for 2025. For each Named Executive
Officer, the bonus opportunity was measured by 2025 Adjusted EBITDA (as defined below), 2025 Free Cash Flow
(as defined below), and safety and environmental goals for calendar year 2025, as follows:

Performance Measures	Weight	Definition
Adjusted EBITDA	60%
Consolidated net income (loss) before interest, taxes, depreciation and amortization for the year, adjusted to remove the net impact of the following for such year: foreign currency gains and losses; sales of fixed assets and investments resulting in gains or losses;
impairments of long-lived assets; write-downs or write-offs of assets; corporate restructuring expenses; and other unusual items; in each case, as may be approved by the
Committee (“2025 Adjusted EBITDA”).

Free Cash Flow	25%
Net cash provided by Oceaneering’s operating activities less purchases of property and equipment for such year (e.g., organic capital expenditures, which exclude those incurred in business acquisitions) (“2025 Free Cash Flow”).

Safety	10%	Verification of safety-critical controls, the elimination of hazards through engineered improvements and the implementation of safety-related corrective actions and process improvements.
Environmental	5%	Activities focused on ensuring environmental resiliency of our operations.
The cash payout opportunity under the program for each Named Executive Officer was a specified percentage of their 2025 base salary, adjusted for the attainment of program goals as described below.
As recommended by our Chief Executive Officer and approved by the Committee in February 2025, the plan amount for our 2025 Adjusted EBITDA was $405 million and for our 2025 Free Cash Flow was $120 million, which reflected our forecast assumptions of expected demand and stable-to-improving pricing for our services and products, the timing of cash payments related to certain projects and the achievement of operational and cost improvements in 2025. The target bonus opportunity was payable upon achievement of our plan amount.

The executive officers in the Annual Cash Bonus Program for 2025 and their respective target awards, each as a percentage of base salary, included:

Name	Target Bonus Award (as a Percentage of Base Salary)
Roderick A. Larson	125%
Alan R. Curtis	90%
Benjamin M. Laura	75%
Jennifer F. Simons	75%
Martin J. McDonald	70%
In 2025, the Annual Cash Bonus Program participation levels for most of our Named Executive Officers, in each case as a percentage of base salary, were unchanged from 2024, except for Mr. Curtis, whose participation level increased from 80% to 90% effective January 1, 2025, to more closely align his target bonus opportunity with the market.
The table below notes the percentages of the Adjusted EBITDA and Free Cash Flow components of a Named
Executive Officer’s target award payable under the Annual Cash Bonus Program for the percentages of target 2025
Adjusted EBITDA and 2025 Free Cash Flow achieved, with interpolation between the performance levels shown.
The Committee has the discretion to award an amount other than that calculated but did not exercise such discretion this year.

Performance Level	2025 Adjusted EBITDA ($)	2025 Free Cash Flow ($)	% of 2025 Adjusted EBITDA Target	% of 2025 Free Cash Flow Target	% of Target Payout
Gate	$255,000,000	—	63%	—%	—%
Threshold	$265,000,000	$75,000,000	65%	63%	25%
Target (Plan)	$405,000,000	$120,000,000	100%	100%	100%
Maximum	$465,000,000	$156,000,000	115%	130%	200%
In addition, assuming attainment of 2025 Adjusted EBITDA at the Gate level or higher, each Named Executive
Officer would have been eligible to receive a bonus payment for the attainment of specified safety goals, up to a maximum payout of 130% of the safety goal target payout for such attainment, and for the attainment of specified environmental goals, up to a maximum payout of 100% of the environmental goal target payout for such attainment.
In February 2026, the Committee determined the achievement of goals and approved final bonus amounts payable to the Named Executive Officers under the Annual Cash Bonus Program for 2025 as follows, reflecting the attainment of $398.1 million of 2025 Adjusted EBITDA (which amount is equal to Adjusted EBITDA of $401.5 million, further adjusted by the Committee for purposes of the Annual Cash Bonus Program by $(3.3) million for the gain on the sale of assets), or 98% of the target, and $207.8 million of 2025 Free Cash Flow, or 173% of the target:

2025 Annual Cash Bonus Program	% of 2025 Adjusted EBITDA Target	% of 2025 Free Cash Flow Target	% of 2025 Safety Target	% of 2025 Environmental Target	% of 2025 Overall Target
Performance	98%	173%	110%	100%	—
Payout	96%	200%	110%	100%	124%
Long-Term Incentive Compensation
Each year from 2006 to 2025, the Committee used annual long-term incentive awards of restricted stock units, which are settled in shares of our Common Stock, and performance-based awards of performance units, which are paid (to the extent earned) in cash, as employee compensation elements for our executive officers and other employees. For a summary of the changes to the annual long-term incentive awards approved by the Committee in
February 2026, see below under “2026 Annual Long-Term Incentive Awards”.
The Committee established the following objectives for our long-term incentive program:
•deliver competitive economic value;
•manage annual share utilization;

•preserve the alignment of the executives’ financial and shareholding interests with those of our stockholders;
•attract and retain executives and other key employees;
•focus management attention on specific performance measures that have a strong correlation with the creation of stockholder value; and
•provide that, in general, approximately one-half of executives’ long-term incentive awards at target be performance-based.
As in prior years, the 2025 restricted stock unit and performance unit awards were made subject to award agreements on terms approved by the Committee and are scheduled to vest in full on the third anniversary of the grant date, subject to earlier vesting in certain circumstances, as described in “Potential Payments on Termination or Change of Control” below. At the notional value of $100 per performance unit for achievement of performance goals at target level, the performance unit awards for 2025 comprised 50% of the estimated grant-date total value of the 2025 long-term incentive awards to the Named Executive Officers.
The Committee sets long-term incentive values each year based on a review of market information provided by the
Compensation Consultant. In February 2025, the Committee approved increases to long-term incentive participation rates effective January 1, 2025 from 500% to 516% for Mr. Larson, from 150% to 200% for Mr. Laura, and from
175% to 200% for Ms. Simons. This increase was made in consideration of compensation benchmarking data provided by the Compensation Consultant. Otherwise, any other increases to the target dollar value of long-term incentive awards for each of the Named Executive Officers in 2025, were the result of increased base salaries for
2025. The table below shows 2025 target long-term incentives for each Named Executive Officer and the breakout between restricted stock unit awards (“RSU Awards”) and performance unit awards (“Performance Unit Awards”):

Name	Target LTI Award (as a Percentage of Base Salary)	Dollar Value of Target Total Long-Term Incentive Award	Dollar Value of Target RSU Award	Number of Shares Underlying Target RSU Award (1)	Dollar Value of Target Performance Unit Awards
Roderick A. Larson	516%	$4,700,000	$2,350,000	91,797	$2,350,000
Alan R. Curtis	300%	$1,510,500	$755,250	29,502	$755,250
Benjamin M. Laura	200%	$945,200	$472,600	18,461	$472,600
Jennifer F. Simons	200%	$907,200	$453,600	17,719	$453,600
Martin J. McDonald	145%	$587,975	$293,988	11,484	$293,987

(1)The Compensation Committee determines the number of shares underlying each award by dividing such target value by the average closing price of our Common Stock for a period of 20 trading days preceding the date of the Committee’s approval of the award.
Since 2006, the Committee has not used annual awards of stock options as an element of employee compensation for our executive officers and other employees. Accordingly, no stock options or stock appreciation rights were awarded in 2025. We therefore (i) do not grant, and have not granted, stock options in anticipation of the release of material nonpublic information, (ii) we do not time, and have not timed, the release of material nonpublic information based on stock option grant dates or for the purpose of affecting the value of executive compensation and (iii) we do not take, and have not taken, material nonpublic information into account when determining the timing and terms of stock options. As stock options have not been an element of employee compensation for a significant amount of time, we do not have a formal policy with respect to the timing of stock option grants, and we did not grant stock options or stock appreciation rights in 2025.
2025 Restricted Stock Units
Each restricted stock unit awarded in February 2025 represents the equivalent of one share of our Common Stock but carries no voting or dividend rights. Settlement of vested restricted stock units will be made in shares of our
Common Stock, with some shares withheld to satisfy tax withholding requirements, as soon as administratively practicable following the third anniversary of the grant date or certain terminations of employment (as described in
“Potential Payments on Termination or Change of Control” below). The Committee determines the target value of the restricted stock unit award based on a fixed percentage of the Named Executive Officer’s salary, which is then divided by the average closing price of Oceaneering’s Common Stock on the New York Stock Exchange over a period of 20 trading days preceding the Committee’s approval of the award (the “Reference Price”) to determine the number of restricted stock units granted. The Reference Price may differ from the aggregate grant-date fair value of restricted stock units awarded to the Named Executive Officers, which is reflected in the “Stock Awards” column of the “Summary Compensation Table” and “Grant Date Fair Value of Stock Awards” column of the “Grants of Plan-
Based Awards” table below.
2025-2027 Performance Units
Each performance unit awarded in February 2025 is subject to the achievement of Committee-approved financial goals and stock performance measures over a three-year performance period. The goals and measures to be used as the basis for determining the final value of the performance units awarded in 2025 are based on (1) Cumulative
Adjusted EBITDA (which is the sum of Adjusted EBITDA (as defined for purposes of our 2025 Annual Cash Bonus program) for each of the three calendar years in the performance period) and (2) Total Shareholder Return or
“TSR” (as defined in the award agreement) relative to a performance peer group selected by the Committee in consultation with the Compensation Consultant (“Relative TSR”), in each case over the three-year period from
January 1, 2025, through December 31, 2027 (the “Performance Period”). Those measures were selected because of the Committee’s belief that they have a strong correlation to the creation of stockholder value. The target amount of Cumulative Adjusted EBITDA during the three-year Performance Period was selected because it was three times the 2025 Adjusted EBITDA then expected to be achieved. The amounts of Cumulative Adjusted EBITDA and
Relative TSR over the Performance Period necessary to achieve the threshold, target, and maximum level goals for these performance measures and corresponding amounts payable are as follows:

Performance Measures	Weight	Threshold	Target	Maximum
Cumulative Adjusted EBITDA	70%	$972 million	$1,215 million	$1,823 million
Relative TSR	30%	30th Percentile	50th Percentile	Above 90th Percentile
Payout as a % of Target (1)	—	50%	100%	200%
(1) A final value of zero is attributed to below-threshold performance of either performance measure.
Each performance unit has a target value of $100 and the final value of each performance unit may range from $0 to $200, with the threshold, target, and maximum levels of achievement of the performance goals valued at $50,
$100, and $200, respectively. The actual final value of vested performance units will be determined by the
Committee and payable in cash. Regardless of the actual final value determined, if Oceaneering’s TSR for the
Performance Period is negative, then the amount attributable to Relative TSR may not exceed the target level.
The estimated future payout of the performance unit awards to Named Executive Officers, if each of the performance measures is achieved at the threshold, target, or maximum level, is reflected in the “Estimated Future
Payouts Under Non-Equity Incentive Plan Awards” column of the “Grants of Plan-Based Awards” table below.
Settlement of vested performance units is made in cash as soon as administratively practicable following the third anniversary of the grant date or, if earlier, certain terminations of employment (as described in “Potential Payments on Termination or Change of Control” below).
2023-2025 Performance Units
The Committee used Cumulative Adjusted EBITDA and Relative TSR as performance measures for the three-year performance units awarded in 2023, which had a performance period beginning on January 1, 2023, and ending on
December 31, 2025. The threshold, target, and maximum achievement levels were set as follows:

	Cumulative Adjusted EBITDA			Relative TSR
Weight	70%			30%
	Goal	Payout	Contribution Value	Goal	Payout	Contribution Value
Threshold	$684 million	50%	$35	30th Percentile	50%	$15
Target	$855 million	100%	$70	50th Percentile	100%	$30
Maximum	$1,282.5 million	200%	$140	Above 90th Percentile	200%	$60

The payout of the 2023-2025 performance units approved by the Committee reflected the attainment of performance measures as follows.

Performance Measures	Weight	Attainment	Attainment and Payout as % of Target
Cumulative Adjusted EBITDA	70%	$1,034.9 million (1)	142%
Relative TSR	30%	69th Percentile (6th out of 17 peers)	148%
Overall Weighted Payout	—	—	144%

(1)Includes an adjustment in each year of the performance period for gains/losses on both foreign exchange and on the sale of assets.
The final value of the performance units paid to the Named Executive Officers in 2025 in satisfaction of the performance units awarded in 2023 is reflected in cash payments shown in the “Non-Equity Incentive Plan
Compensation” column of the “Summary Compensation Table.”
2026 Annual Long-Term Incentive Awards
In February 2026, the Committee approved grants of annual long-term incentive awards with several program enhancements to further align executive compensation with stockholder interests and market practice:
•Stock-denominated performance stock units were awarded instead of cash-denominated performance units.
To the extent earned, performance stock units will be settled in shares of our Common Stock, rather than in cash as has been the case for performance units awarded in prior years.
•Restricted stock unit awards will vest ratably on each of the first, second, and third anniversary of the grant date, rather than in full on the third anniversary of the grant date. Due to this change in the vesting schedule, the 2026 restricted stock units do not include the retirement vesting provision that was a feature of prior year awards (as described below under “Potential Payments on Termination or Change of Control”).
Perquisites
We provide executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to enable us to attract and retain employees for key positions.
The Committee periodically reviews the levels of perquisites and other personal benefits provided to our executive officers. The perquisites provided to the Named Executive Officers in 2025 and our incremental cost to provide those perquisites are set forth in the “All Other Compensation” column of the “Summary Compensation Table” below and the related footnotes to that table.

Post-Employment Compensation Programs
Retirement Plans
We maintain a 401(k) plan and a nonqualified deferred compensation plan, known as the Supplemental Executive
Retirement Plan (the “SERP”). All of our employees who meet the eligibility requirements may participate in our
401(k) plan. Each of the Named Executive Officers participated in our 401(k) plan in 2025. Participation in the SERP includes Named Executive Officers and other key employees selected for participation by the Committee. The
SERP was established to provide a benefit to our executives and other key employees in excess of Code limits for our 401(k) plan in order to attract and motivate participants to remain with us and provide retirement plan values that are competitive with those provided by companies within the Compensation Peer Group. Under the SERP, we credit each participant’s notional account with a percentage (determined by the Committee) of the participant’s base salary, subject to vesting. A participant may elect to defer a portion of base salary and annual bonus for accrual pursuant to the SERP. Amounts accrued under the SERP are adjusted for earnings and losses as if they were invested in one or more deemed investments selected by the participant from those designated as alternatives by a management committee established by our Board (the “U.S. Benefits Administrative Committee”). A participant’s vested interest in the SERP is generally distributable upon termination. The percentages of base salary credited for our Named Executive Officers in 2025 were:

Name	SERP Participation (as a Percentage of Base Salary)
Roderick A. Larson	50%
Alan R. Curtis	25%
Benjamin M. Laura	20%
Jennifer F. Simons	20%
Martin J. McDonald	20%
In 2025, the SERP participation levels for our Named Executive Officers, in each case as a percentage of base salary, were consistent with those in 2024. Please see the “Nonqualified Deferred Compensation” table below and accompanying narrative for further information about the SERP and contributions to the applicable Named
Executive Officer’s account.
Change-of-Control Agreements
In 2025, we were party to change-of-control agreements with each of the Named Executive Officers and certain other officers (the “Change-of-Control Agreements”). The Change of Control Agreements include a change-of-
control plan that we adopted in 2018 for executive officers and other key employees who were not previously parties to change-of-control agreements with us (the “CoC Plan”) and preexisting change-of-control agreements that we entered into with certain executive officers prior to adopting the CoC Plan (the “Legacy CoC Agreements”).
The provisions of the Change-of-Control Agreements did not influence and were not influenced by the other elements of compensation, as the change-of-control payments and benefits serve different objectives.
We believe the benefits provided by the Change-of-Control Agreements promote long-term retention and allow executives to focus on the best interests of Oceaneering and our stockholders, by providing financial security to these officers in the event of a loss of employment in connection with a change of control of our Company. The
Change-of-Control Agreements are described in more detail in “Compensation of Executive Officers — Potential
Payments on Termination or Change of Control” below.
In March 2026, the Committee approved an amendment and restatement of the Legacy CoC Agreement with Mr.
Larson and of the CoC Plan and adopted a non-change of control severance plan, which provides severance benefits to eligible executives, including the Named Executive Officers.
The Change-of-Control Agreements as in effect in 2025, along with the amendment and restatement of the Legacy
CoC Agreement with Mr. Larson and of the CoC Plan and the non-change of control severance plan approved in
March 2026, are described in more detail in “Compensation of Executive Officers — Potential Payments on
Termination or Change of Control” below.

Stock Ownership Guidelines
To align the interests of our directors, executive officers, and stockholders, we believe our directors and executive officers should have a significant financial stake in Oceaneering. To further that goal, the Board has adopted stock ownership guidelines requiring that our nonemployee directors and designated officers maintain minimum ownership interests in Oceaneering relative to the cash retainer generally paid to nonemployee directors
(“Retainer”) or current annual base salary of the officer (“Base Salary”). Under the guidelines, we expect each of our nonemployee directors and executive officers to own a number of shares of our Common Stock having a market value or cost basis, whichever is greater, that is not less than a multiple of the Retainer or Base Salary as provided in the following table.

Level	Multiple of Retainer or Base Salary
Nonemployee Directors	5
Chief Executive Officer	5
President, Chief Operating Officer, and Corporate Senior Vice Presidents	3
Chief Accounting Officer and Other Senior Vice Presidents	2
The following forms of ownership are recognized in determining the number of shares of our Common Stock owned by a nonemployee director or executive officer for purposes of satisfying the stock ownership guidelines:
•direct ownership of shares;
•indirect ownership of shares, including stock or stock equivalents held in our retirement plan; and
•vested and unvested shares of restricted stock and restricted stock units awarded under our long-term incentive programs.
Nonemployee directors and officers have five years from the date of their initial election or appointment to comply with the stock ownership guidelines. If a nonemployee director or officer does not meet the stock ownership level within the specified time period, they will be prohibited from selling any stock acquired through vesting of restricted stock or restricted stock units, or upon exercise of stock options, except to pay for applicable taxes or the exercise price, until they satisfy the requirements. All of our current nonemployee directors and Named Executive Officers are covered by this policy and (unless they are within the initial five-year compliance period) currently satisfy the stock ownership guidelines applicable to them.
Prohibitions on Derivatives Trading, Hedging, etc.
Oceaneering maintains a policy that prohibits all of its directors, officers and employees, including the Named
Executive Officers, from (1) engaging in “short sales” or trading in puts, calls or other options on our Common
Stock, (2) engaging in hedging transactions involving our Common Stock and (3) holding shares of our Common
Stock in a margin account or pledging shares of our Common Stock as collateral for a loan.
Oceaneering has adopted an insider trading policy governing the purchase, sale, and other dispositions of our
Common Stock by our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any NYSE listing standards applicable to us. A copy of our insider trading policy was filed as Exhibit 19 to our most recent Annual Report on Form 10-K. In addition, with regard to the Company trading in its own securities, it is the Company’s policy to comply with the federal securities laws and any applicable NYSE listing standards.
Clawback Policy
In August 2023, the Committee recommended to the Board, and the Board approved, a policy for the recovery of erroneously awarded compensation, or “clawback” policy, applicable to executive officers, which superseded our prior clawback policy. The policy requires recovery of incentive-based compensation received by current or former executive officers during the three fiscal years preceding the date it is determined that the Company is required to prepare an accounting restatement, including to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.

Tax Deductibility of Pay
Section 162(m) of the Code generally disallows a deduction to public companies for annual compensation over $1 million paid to a chief executive officer and certain other executive officers (“covered employees”). It is therefore expected that any compensation deductions for our covered executives, including our named executive officers, will be subject to a $1 million annual deduction limitation. Although the deductibility of compensation is a consideration evaluated by the Committee, the Committee believes it is important to preserve flexibility in designing compensation programs and that the lost deduction on compensation payable in excess of the $1 million limitation for the Named
Executive Officers who are covered employees does not outweigh the benefit of being able to attract and retain talented management. Accordingly, the Committee will continue to retain the discretion to approve compensation that is subject to the $1 million deductibility limit.
Compliance with Internal Revenue Code Section 409A
Section 409A of the Code can impose significant additional taxes on the recipient of “nonqualified deferred compensation” arrangements that do not meet specified requirements regarding both form and operation. Some of the arrangements between Oceaneering and its executive officers and other employees provide, or might be considered to provide, nonqualified deferred compensation. We seek to ensure that our compensation arrangements are either exempt from or comply with Section 409A.

Executive Compensation Tables
Summary Compensation Table
The following table summarizes compensation of our Chief Executive Officer; our Senior Vice President and Chief
Financial Officer, who served as our principal financial officer through December 31, 2025; and our three other most highly paid executive officers for the year ended December 31, 2025. We refer to these persons as the Named
Executive Officers.

Name and Principal Position as of December 31, 2025	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)(6)	Total ($)
Roderick A. Larson	2025	910,000	—	2,027,796	4,282,425	515,449	7,735,670
President and Chief	2024	840,000	—	2,218,135	3,869,106	474,753	7,401,994
Executive Officer	2023	800,000	—	1,917,631	4,579,303	456,103	7,753,037
Alan R. Curtis	2025	503,500	—	651,699	1,536,647	180,102	2,871,948
Senior Vice President and	2024	466,199	—	738,631	1,285,840	162,963	2,653,633
Chief Financial Officer	2023	452,620	—	650,972	1,528,946	157,333	2,789,871
Benjamin M. Laura	2025	472,600	—	407,803	844,071	143,359	1,867,833
Senior Vice President and	2024	394,748	—	312,721	506,253	122,440	1,336,162
Chief Operating Officer (1)
Jennifer F. Simons	2025	453,600	—	391,413	924,153	138,867	1,908,033
Senior Vice President, Chief	2024	420,000	—	388,166	273,105	127,188	1,208,459
Legal Officer and Secretary	2023	400,000	325,000	1,187,919	320,400	121,367	2,354,686
Martin J. McDonald	2025	405,500	—	253,682	738,273	137,424	1,534,879
Senior Vice President,	2024	386,168	—	295,716	662,743	128,067	1,472,694
Subsea Robotics	2023	371,315	—	258,121	785,972	120,616	1,536,024

(1)No information is reported for Mr. Laura for 2023, as he was not a named executive officer under the rules of the SEC for that year.
(2)No discretionary bonuses were awarded to the Named Executive Officers for the indicated years. The amount reported in this column for Ms. Simons for 2023 represents a cash payment which, along with a portion of her initial grant of restricted stock units, was intended to offset the forfeiture of incentive compensation with her prior employer.
(3)The amounts reflect the aggregate grant date fair values of awards of restricted stock units computed in accordance with FASB ASC
Topic 718. For a discussion of valuation assumptions, see Note 11 - Employee Benefit Plans to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(4)The amounts shown for 2025 are comprised of the following for each Named Executive Officer: (a) annual bonus payments made pursuant to our Annual Cash Bonus Award Program for 2025: Mr. Larson – $1,408,225; Mr. Curtis – $561,000; Mr. Laura – $438,809;
Ms. Simons – $421,168; and Mr. McDonald – $351,406  (see “Compensation Discussion & Analysis — Executive Compensation
Components — Annual Incentive Awards Paid in Cash” above); and (b) cash payments made pursuant to performance units awarded in 2023, having a final value of $143.71 per unit, as determined by the Compensation Committee in February 2026, based on performance for the period from January 1, 2023, through December 31, 2025, reflecting each of Cumulative Adjusted EBITDA and
Relative TSR for the three-year period between target and the maximum, resulting in a final value between target and maximum levels.
The amounts shown for 2024 are comprised of the following for each Named Executive Officer: (a) annual bonus payments made pursuant to our Annual Cash Bonus Award Program for 2024:  Mr. Larson – $910,350; Mr. Curtis – $323,356; Mr. Laura – $256,685;
Ms. Simons – $273,105; and Mr. McDonald – $234,365 (see “Compensation Discussion & Analysis — Executive Compensation
Components — Annual Incentive Awards Paid in Cash” above); and (b) cash payments made pursuant to performance units awarded in 2022, having a final value of $136.60 per unit, as determined by the Compensation Committee in February 2025, based on performance for the period from January 1, 2022, through December 31, 2024, reflecting each of Cumulative Adjusted EBITDA for the three-year period and Relative TSR between target and the maximum, resulting in a final value between target and maximum levels.
The amounts shown for 2023 are comprised of the following for each Named Executive Officer: (a) annual bonus payments made pursuant to our Annual Cash Bonus Award Program for 2023:  Mr. Larson – $1,068,000; Mr. Curtis – $386,719; Ms. Simons $320,400;
and Mr. McDonald – $277,595; and (b) cash payments made pursuant to performance units awarded in 2021, having a final value of
$162.11 per unit, as determined by the Compensation Committee in February 2024, based on performance for the period from January
1, 2021 through December 31, 2023, reflecting Cumulative Adjusted EBITDA for the three-year period between target and the maximum and Relative TSR near the maximum, resulting in a final value between target and maximum levels.
(5)The amount included for each attributable perquisite or personal benefit does not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received by any Named Executive Officer.

(6)The amounts shown for 2025 are attributable to the following:
•Mr. Larson: (a) $455,000 for our contribution to his notional SERP account; (b) $21,000 for our contribution to his 401(k) plan account; (c) $9,048 for basic life insurance premium; and (d) $30,401 for perquisites and other personal benefits comprised of:
provision of excess liability insurance, premium for a supplemental medical insurance plan, and use of a company-provided automobile;
•Mr. Curtis: (a) $125,875 for our contribution to his notional SERP account; (b) $21,000 for our contribution to his 401(k) plan account; (c) $8,548 for basic life insurance premium; and (d) $24,679 for perquisites and other personal benefits comprised of:
provision of excess liability insurance and premium for a supplemental medical insurance plan;
•Mr. Laura: (a) $94,520 for our contribution to his notional SERP account; (b) $21,000 for our contribution to his 401(k) plan account; (c) $2,584 for basic life insurance premium; and (d) $25,255 for perquisites and other personal benefits comprised of:
provision of excess liability insurance and premium for a supplemental medical insurance plan;
•Ms. Simons: (a) $90,720 for our contribution to her notional SERP account; (b) $21,000 for our contribution to her 401(k) plan account; (c) $2,468 for basic life insurance premium; and (d) $24,679 for perquisites and other personal benefits comprised of:
provision of excess liability insurance and premium for a supplemental medical insurance plan; and
•Mr. McDonald: (a) $81,100 for our contribution to his notional SERP account; (b) $21,000 for our contribution to his 401(k) plan account; (c) $6,831 for basic life insurance premium; and (d) $28,493 for perquisites and other personal benefits comprised of:
provision of: excess liability insurance, premium for a supplemental medical insurance plan, and a club membership.
Grants of Plan-Based Awards
The following table provides information about the equity and non-equity awards to the Named Executive Officers under our Incentive Plan during the year ended December 31, 2025.

Name	Award Type	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock Awards (4)
				Threshold ($)	Target ($)	Maximum ($)
Roderick A. Larson	STI	2/24/2025	(1)	275,844	1,137,500	2,138,500
	PU	2/24/2025	(2)	1,175,000	2,350,000	4,700,000
	RSU	2/24/2025					91,797	$2,027,796
Alan R. Curtis	STI	2/24/2025	(1)	109,889	453,150	851,922
	PU	2/24/2025	(2)	377,650	755,300	1,510,600
	RSU	2/24/2025					29,502	$651,699
Benjamin M. Laura	STI	2/24/2025	(1)	85,954	354,450	666,366
	PU	2/24/2025	(2)	236,300	472,600	945,200
	RSU	2/24/2025					18,461	$407,803
Jennifer F. Simons	STI	2/24/2025	(1)	82,499	340,200	639,576
	PU	2/24/2025	(2)	226,800	453,600	907,200
	RSU	2/24/2025					17,719	$391,413
Martin J. McDonald	STI	2/24/2025	(1)	68,834	283,850	533,638
	PU	2/24/2025	(2)	147,000	294,000	588,000
	RSU	2/24/2025					11,484	$253,682

(1)The amounts presented show the possible threshold, target, and maximum bonus amounts that could have been payable under our
2025 Annual Cash Bonus Award Program. For a discussion of the program and related 2025 results, see “Compensation Discussion &
Analysis — Executive Compensation Components — Annual Incentive Awards Paid in Cash.”
(2)The amounts presented show the potential value of the payout for each Named Executive Officer under the performance units awarded in 2025 if the threshold, target, or maximum goal is satisfied for each of the performance measures. The potential payouts are performance-driven and, therefore, at risk. For a description of the awards, including business measurements for the three-year performance period and the performance goals for determining the payout, see “Compensation Discussion & Analysis — Executive
Compensation Components — Long-Term Incentive Compensation — 2025-2027 Performance Units” above.
(3)The amounts reflect the number of restricted stock units awarded to the Named Executive Officers in 2025. For a description of the awards, see “Compensation Discussion & Analysis — Executive Compensation Components — Long-Term Incentive Compensation —
2025 Restricted Stock Units” above.
(4)The amounts reflect the aggregate grant date fair value of restricted stock units computed under FASB ASC Topic 718 awarded to the
Named Executive Officers in 2025. For a discussion of valuation assumptions, see Note 11 - Employee Benefit Plans to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. For a description of the awards, see “Compensation Discussion & Analysis — Executive Compensation Components — Long-Term Incentive
Compensation — 2025-2027 Restricted Stock Units” above.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information on the current holdings of unvested restricted stock units for the Named
Executive Officers as of December 31, 2025. There were no outstanding stock options held by the Named
Executive Officers in 2025.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
Roderick A. Larson	289,658	$6,960,482
Alan R. Curtis	96,016	$2,307,264
Benjamin M. Laura	46,356	$1,113,935
Jennifer F. Simons	101,077	$2,428,880
Martin J. McDonald	37,987	$912,828

(1)Reflects unvested restricted stock units awarded pursuant to the Restricted Stock Unit Agreements entered into with the Named
Executive Officers in 2023, 2024 and 2025. For this purpose, any restricted stock units for which, as of December 31, 2025, Messrs.
Curtis and McDonald had attained Retirement Age (as defined in the applicable award agreement) but for which the shares had not yet been delivered are considered unvested. The anticipated delivery schedules for the shares subject to these restricted stock units are as follows:

Name	2023 Agreement(s) (# of Units)		2024 Agreement(s) (# of Units)	2025 Agreement(s) (# of Units)	Total
	1/1/2026	2/24/2026	2/23/2027	2/24/2028	(# of Units)
Roderick A. Larson	—	96,899	100,962	91,797	289,658
Alan R. Curtis	—	32,894	33,620	29,502	96,016
Benjamin M. Laura	—	13,661	14,234	18,461	46,356
Jennifer F. Simons	48,733	16,957	17,668	17,719	101,077
Martin J. McDonald	—	13,043	13,460	11,484	37,987
(2)Market value of unvested restricted stock units assumes a price of $24.03 per share of our Common Stock, which was the closing price of our Common Stock, as reported by the NYSE, on Wednesday, December 31, 2025 (the last trading day of the year).
Stock Vested
The following table provides information for the Named Executive Officers on the number of shares acquired during
2025 following vesting of restricted stock unit awards and the value realized. There were no outstanding stock options held by the Named Executive Officers in 2025.

Name	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Roderick A. Larson	104,185	$2,301,447
Alan R. Curtis	33,889	$748,608
Benjamin M. Laura	8,788	$194,127
Jennifer F. Simons	—	$—
Martin J. McDonald	15,086	$333,250

(1)For each Named Executive Officer, the amounts reflect the gross value realized for shares acquired after vesting of restricted stock units on February 25, 2025, at a price of $22.09 per share, the closing price of our Common Stock, as reported by the NYSE, on the preceding trading day.  For this purpose, any restricted stock units for which Messrs. Curtis and McDonald attained Retirement Age (as defined in the applicable award agreement) but for which the shares have not yet been delivered are treated as unvested.
We do not provide a Pension Benefits Table because we have no qualified pension plan or other plan that would be reportable under the SEC’s rules applicable to Pension Benefits Tables.

Nonqualified Deferred Compensation
Our SERP is an unfunded, defined contribution plan for selected executives and key employees of Oceaneering, including the Named Executive Officers. Pursuant to our SERP, U.S. participants, including the Named Executive
Officers, may defer up to 85% of their base salaries and 90% of their annual cash bonus amounts. We credit a participant’s notional account with a determined percentage of the participant’s base salary, subject to vesting.
Benefits under our SERP are based on the participant’s vested portion of the applicable Named Executive Officer’s notional account balance at the time of termination of employment. A participant vests in one-third of our credited amounts each year, subject to accelerated vesting upon the soonest to occur of:  (1) the date the participant has completed ten years of participation; (2) the date that the sum of the participant’s age and years of participation equals 65; (3) the date of termination of employment by reason of death or disability; and (4) the date of termination of employment within two years following a change of control. Messrs. Larson, Curtis, Laura, and McDonald are fully vested in their SERP accounts. All participants are fully vested in deferred base salary and bonus.
Amounts accrued under the SERP are adjusted for earnings and losses as if invested in one or more deemed investments selected by the participants from those designated as alternatives by the U.S. Benefits Administrative
Committee, a management committee the members of which are selected by our Board. The deemed investment vehicles are a variety of mutual fund variable accounts. Participants may reallocate their notional accounts within that group of mutual fund variable accounts by notifying the third-party administrative agent of our SERP. The administrative agent adjusts each participant’s account with any hypothetical income, gain or loss and any payments or distributions attributable to such account on a daily basis, or at such other times as the administrative agent determines, based on the performance of the specific deemed investments selected from time to time by the participant. We do not provide any “above market or preferential earnings” (as defined by SEC rules) on any amount of deferred compensation pursuant to our SERP or otherwise.
For the year ended December 31, 2025, as reported by the administrative agent of our SERP, the deemed investment options available pursuant to our SERP generated hypothetical annual returns (losses) ranging from
1.7% to 32.6%.
The following table provides information on our nonqualified deferred compensation plan. Amounts shown are entirely attributable to our SERP.

Name	Executive Contributions in 2025	Company Contributions in 2025 (1)	Aggregate Earnings (Losses) in 2025 (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2025 (3)
Roderick A. Larson	$—	$455,000	$1,597,352	$—	$11,378,951
Alan R. Curtis	$—	$125,875	$273,885	$—	$3,693,587
Benjamin M. Laura	$—	$94,520	$153,676	$—	$880,430
Jennifer F. Simons	$—	$90,720	$39,800	$—	$312,193
Martin J. McDonald	$148,248	$81,100	$675,752	$—	$4,545,411

(1)The amounts reflect the credited contributions we made to the accounts of the Named Executive Officers in 2025. All of the contributions shown are included in the “All Other Compensation” column of the “Summary Compensation Table” above.
(2)The amounts reflect hypothetical accrued gains (or losses) in 2025 on the aggregate of contributions by the Named Executive Officers and us on notional investments designed to track the performance of the funds selected by the Named Executive Officers, as reflected below. No amounts of such aggregate earnings are reported in the “Summary Compensation Table” above.

	Aggregate Earnings (Losses) for the Year
Name	Executive Contributions	Company Contributions	Total
Roderick A. Larson	$465,485	$1,131,867	$1,597,352
Alan R. Curtis	$110,153	$163,732	$273,885
Benjamin M. Laura	$—	$153,676	$153,676
Jennifer F. Simons	$—	$39,800	$39,800
Martin J. McDonald	$394,686	$281,066	$675,752

(3)The amounts reflect the accumulated account values (including gains and losses) of contributions by the Named Executive Officers and us as of December 31, 2025, as follows:

	Aggregate Balance
Name	Executive Contributions	Company Contributions	Total
Roderick A. Larson	$3,242,556	$8,136,395	$11,378,951
Alan R. Curtis	$1,467,634	$2,225,953	$3,693,587
Benjamin M. Laura	$—	$880,430	$880,430
Jennifer F. Simons	$—	$312,193	$312,193
Martin J. McDonald	$2,662,044	$1,883,367	$4,545,411

Pay vs. Performance
The table below provides additional information relating to the compensation of our Chief Executive Officer and other Named Executive Officers, respectively, in accordance with Regulation S-K Item 402(v), for each of the years indicated. In determining “compensation actually paid” (“CAP”) to our executives, we are required to make various adjustments to amounts that have previously been reported in the Summary Compensation Table, reflecting the different methods prescribed by the SEC for reporting the compensation of our Named Executive Officers in the
Summary Compensation Table above and in the Pay vs. Performance Table below. Compensation amounts shown for our Other NEOs (as defined below) are reported as averages for each of the fiscal years indicated.

	CEO Pay (1)		Other NEO Pay (1)		Value of Initial Fixed $100 Investment Based On: (4)		Other Performance Measures (5)
Year	Summary Compensation Table Total Compensation (2)	Compensation “Actually Paid” (3)	Average Summary Compensation Table Total Compensation (2)	Average Compensation “Actually Paid” (3)	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income (thousands)	Adjusted EBITDA (thousands)
2025	$7,735,670	$6,133,675	$2,045,673	$1,622,601	$302.26	$181.72	$353,761	$401,468
2024	$7,401,994	$8,887,141	$1,713,329	$1,980,299	$328.05	$175.53	$147,468	$347,211
2023	$7,753,037	$9,117,186	$2,021,658	$2,287,151	$267.67	$198.71	$97,403	$289,046
2022	$5,754,808	$7,946,721	$1,436,391	$1,807,773	$220.00	$194.98	$25,941	$232,638
2021	$6,516,179	$7,323,619	$1,731,592	$1,897,064	$142.26	$120.74	$(49,307)	$210,601

(1)Our Chief Executive Officer for each of the fiscal years indicated was Mr. Larson. Our Named Executive Officers in each of the fiscal years indicated included:  (i) Ms. Simons and Messrs. Curtis, Laura, and McDonald in 2025; (ii) Messrs. Curtis, McDonald, Childress,
our Senior Vice President and Chief Commercial Officer, and Laura in 2024; (iii) Ms. Simons and Messrs. Curtis, McDonald and
Childress in 2023; (iv) Messrs. Curtis, McDonald and Childress, as well as Mr. David K. Lawrence, our former Senior Vice President,
General Counsel and Secretary, and Mr. Eric A. Silva, our former Senior Vice President, Strategic Planning, in 2022; and (v) Messrs.
Curtis, Lawrence, Martin and Silva, in 2021 (collectively referred to herein as the “Other NEOs”).
(2)Reflects the amount reported in the “Total” column of the Summary Compensation Table above for the Chief Executive Officer and the average of the amounts reported in the “Total” column of the Summary Compensation Table for the Other NEOs for each of the fiscal years indicated.
(3)Reflects the CAP to the Chief Executive Officer and the Other NEOs as computed in accordance with Item 402(v) of Regulation S-K and may not reflect the actual amount of compensation earned by or paid to the Chief Executive Officer during the fiscal year indicated.
Such amounts are calculated by deducting the amounts reported in the “Stock Awards” column of the Summary Compensation Table from the “Total” column of the Summary Compensation Table for the Chief Executive Officer, and by deducting the average of the amounts reported in the “Stock Awards” column of the Summary Compensation Table from the average of the amounts reported in the
“Total” Column of the Summary Compensation Table for the Other NEOs, in each case, in the fiscal years indicated and making certain adjustments as set forth below. Amounts reported under the “Other Adjustments” heading for 2020-2021 have been revised from those amounts provided in our Definitive Proxy Statement on Schedule 14A with respect to our 2023 annual meeting of stockholders to reflect changes to how we calculate the value of our restricted stock unit awards for Named Executive officers who are retirement eligible in accordance with SEC guidance released in September 2023.

Amounts Deducted from and Added to Total Compensation for the CEO to Determine Compensation “Actually Paid”
Year	Summary Compensation Table Total	Stock Awards as Reported in Summary Compensation Table (A)	Other Adjustments				Total Compensation “Actually Paid” (F)
			Fair Value as of Year End of Awards Granted During Year that Remain Outstanding as of Year End (B)	Year-over-Year Change in Fair Value of Awards Granted in Prior Year that Remain Outstanding as of Year End (C)	Fair Value as of Vesting Date of Awards Granted During Year that Vest During Year (D)	Year-over-Year Change in Fair Value of Awards Granted in Prior Year that Vest During Year (E)
2025	$7,735,670	$(2,027,796)	$1,902,034	$(1,060,535)	$—	$(415,698)	$6,133,675
2024	$7,401,994	$(2,218,135)	$2,633,089	$965,203	$—	$104,990	$8,887,141
2023	$7,753,037	$(1,917,631)	$2,062,011	$971,548	$—	$248,221	$9,117,186
2022	$5,754,808	$(1,473,176)	$1,822,196	$1,607,307	$—	$235,586	$7,946,721
2021	$6,516,179	$(1,795,488)	$1,720,930	$642,324	$—	$239,674	$7,323,619

Amounts Deducted from and Added to Total Compensation for the Other NEOs to Determine Compensation “Actually Paid”
Year	Summary Compensation Table Total	Stock Awards as Reported in Summary Compensation Table (A)	Other Adjustments				Total Compensation “Actually Paid” (F)
			Fair Value as of Year End of Awards Granted During Year that Remain Outstanding as of Year End (B)	Year-over-Year Change in Fair Value of Awards Granted in Prior Year that Remain Outstanding as of Year End (C)	Fair Value as of Vesting Date of Awards Granted During Year that Vest During Year (D)	Year-over-Year Change in Fair Value of Awards Granted in Prior Year that Vest During Year (E)
2025	$2,045,673	$(426,149)	$399,720	$(273,722)	$—	$(122,921)	$1,622,601
2024	$1,713,329	$(403,688)	$479,207	$169,860	$—	$21,591	$1,980,299
2023	$2,021,658	$(580,961)	$654,833	$155,230	$—	$36,391	$2,287,151
2022	$1,436,391	$(281,491)	$291,548	$321,197	$—	$40,128	$1,807,773
2021	$1,731,592	$(374,016)	$358,485	$135,092	$—	$45,911	$1,897,064

(A) Reflects either (i) the grant date fair value, with respect to the Chief Executive Officer, or (ii) the average grant date fair value, with respect to the Other NEOs, as reported in the “Stock Awards” column of the Summary Compensation Table.
(B) Reflects either (i) the fair value, with respect to the Chief Executive Officer, or (ii) the average of the fair value, with respect to the
Other NEOs, as of the end of the covered fiscal year of any awards granted to the applicable individuals during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year.
(C) Reflects either (i) the amount, with respect to the Chief Executive Officer, or (ii) the average amount, with respect to the Other
NEOs, equal to the change in fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any portion of any awards granted in a prior fiscal year that remained outstanding and unvested as of the end of the covered fiscal year.
(D) Reflects the average fair value, with respect to the Other NEOs, as of the vesting date of the portion of awards granted during the covered fiscal year that vested during the covered fiscal year. Our Chief Executive Officer did not receive any awards that were granted and that vested (in whole or a portion thereof) in the same fiscal year.
(E) Reflects either (i) the amount, with respect to the Chief Executive Officer, or (ii) the average amount, with respect to the Other
NEOs, equal to the change in fair value as of the vesting date (from the end of the prior fiscal year) of the portion of any awards granted in a prior fiscal year that vested during the covered fiscal year.
(F) None of the awards (in whole or a portion thereof) granted to any of the named executive officers in prior fiscal years were forfeited during any of the covered fiscal years and no dividends or other earnings were paid on stock or other awards during any of the covered fiscal years.
(4)The values disclosed in the “Total Shareholder Return” column represent the value of an investment of $100 in each of (i) our Common
Stock and (ii) the PHLX Oil Service Sector Index as of December 31, 2020, measured over each of the periods ending on December
31, 2021, 2022, 2023, 2024, and 2025. It is assumed that dividends, if any, are reinvested. The PHLX Oil Service Sector Index is the published industry or line-of-business index that we selected for purposes of Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on Form 10-K for the year ended December 31, 2025.
(5)Adjusted EBITDA has the meaning defined for purposes of our 2025 cash bonus program and 2025 performance unit awards, which is consolidated net income (loss) before interest, taxes, depreciation and amortization for the year, adjusted to remove the net impact of the following for such year: foreign currency gains and losses; sales of fixed assets and investments resulting in gains or losses;
impairments of long-lived assets; write-downs or write-offs of assets; corporate restructuring expenses; and other unusual items; in each case, as may be approved by the Committee (see “Compensation Discussion & Analysis — Executive Compensation
Components” under the headings “Annual Incentive Awards Paid in Cash” and “Long-Term Incentive Awards”) above.
2025 Key Performance Measures
The following table contains an unranked list of the most important financial performance measures used by the
Company to link executive “compensation actually paid” in 2025, calculated in accordance with the SEC’s regulations, to the Company’s performance in fiscal year 2025, as such measures are defined for purposes of our
2025 cash bonus program and 2025 performance unit awards. The role of each of these performance measures in the compensation of our named executive officers and a description of how each measure is calculated are discussed under “Compensation Discussion & Analysis” above.

Key Performance Measures
Adjusted EBITDA
Free Cash Flow
Relative Total Shareholder Return

2025 Pay vs. Performance Graphical Disclosure
The following charts illustrate the relationship between CAP over the five-year period ended December 31, 2025, and trends in our Relative Total Shareholder Return, Net Income and Adjusted EBITDA over the same period.
Further, the chart entitled “CAP vs. TSR (OII and OSX)” shows the relationship between our TSR and that of the
OSX over the same period, as described in Note (4) to the Pay vs. Performance Table above.

Potential Payments on Termination or Change of Control
Pursuant to the applicable award agreement under which long-term incentive plans were granted, in the event of a termination of a Named Executive Officer’s employment:
•due to death or disability, or, following a change in control, by the Company or by the Named Executive
Officer for “good reason,” unvested restricted stock units and performance units will vest, with the performance units equal to the target value; or
•as a result of retirement after both December 15th of the year of grant and meeting a specified age (or age and years of service) requirement, a pro-rata portion of unvested restricted stock units will vest and a pro-rata portion of performance units will remain outstanding and eligible to be earned.
In addition, upon a change of control, the performance units will be deemed earned at their target value, but will remain subject to the Named Executive Officer’s continued service through the original vesting date.
In 2025, our Named Executive Officers were parties to Change-of-Control Agreements (as defined in the CD&A above): Messrs. Larson, Curtis, and McDonald were parties to Legacy CoC Agreements and Mr. Laura and Ms.
Simons were participants in the CoC Plan. On a termination by our Company without “cause” or by the Named
Executive Officer for “good reason,” in each case in connection with a change of control (as defined in the Change-
of-Control Agreements), the Change-of-Control Agreements provide for a lump sum payment  equal to a multiple
(three, in the case of Mr. Larson, and two, in the case of each of our other Named Executive Officers) of the sum of:
•the officer’s highest base salary (under Legacy CoC Agreements, during the then-current year or any of the three preceding years, and under the CoC Plan, during the period beginning 180 days prior to and ending two years after the change of control);
•an amount equal to the Named Executive Officer’s target award under the then-current Annual Cash Bonus
Program;
•under the CoC Plan, the officer’s annualized premium for COBRA continuation coverage; and
•in the case of Mr. Larson, an amount equal to the maximum percentage of his annual base salary contributed by us for him in our SERP for the then-current year multiplied by his highest base salary.
The Change-of-Control Agreements also provide that the Named Executive Officer would receive, at no greater cost or expense to such officer: (a) under the officer’s Legacy CoC Agreement, benefits under all other plans and programs in which the officer then participates for three years (in the case of Mr. Larson) or two years (in the case of
Messrs. Curtis and McDonald); or (b) under the CoC Plan, one year of post-employment health insurance benefits
(in the case of Mr. Laura and Ms. Simons).
Additionally, the Change-of-Control Agreements include a provision (the “net better of provision”) which provides that, in the event a Named Executive Officer is subject to the excise tax under Section 4999 of the Code, the
Named Executive Officer will receive a “net better of payment,” which is generally either (a) provision in full of the payments and benefits to which the Named Executive Officer is entitled (and on which the Named Executive Officer must pay the excise tax) or (b) provision of reduced payments in an amount that results in the Named Executive
Officer no longer being subject to the excise tax, whichever alternative results in the greater net-after tax position for the Named Executive Officer.
The Legacy CoC Agreements provide that the benefits under all compensation plans and programs, including restricted stock agreements, restricted stock unit agreements and performance unit agreements, would be paid as if all contingencies for payment and maximum levels of performance had been met.
For purposes of the Change-of-Control Agreements:
•“cause” generally includes:
◦in the Legacy CoC Agreements, the final conviction by a court of competent jurisdiction of a felony-
grade crime involving moral turpitude related to employment with us; and
◦in the CoC Plan, a material breach of the Named Executive Officer’s obligations under any written agreement with the Company; a material violation of any of the Company’s policies, procedures, rules and regulations; the failure to perform, in any material respect, the Named Executive Officer’s duties or responsibilities to the Company; the commission of fraud, theft, embezzlement or misappropriation of funds or other assets of the Company; or the conviction of, entry of a plea of guilty or no-contest to, or receipt of adjudicated probation or deferred adjudication in connection with, a crime involving fraud, dishonesty or moral turpitude or any felony;

•“good reason” generally includes an adverse change in status, title or position; a reduction in annual base salary, Company SERP contribution level, annual bonus opportunity or aggregate long-term compensation;
certain Company failures to continue, adverse actions under or material reductions of benefits under certain bonus plans and the SERP; a significant relocation of the principal place of employment; the failure of a successor company to assume the Change-of-Control Agreement; and, with respect to Legacy CoC
Agreements, certain failures of contractual performance or restrictions imposed by the Company; and
•a termination without “cause” or resignation for “good reason” is considered to be in connection with a change of control if it occurs during the period: (a) under the Legacy CoC Agreements, beginning one year prior to, and ending on the second anniversary of, the change of control and (b) under the CoC Plan, beginning on the date that is 180 days prior to, and ending on the second anniversary of, the change of control.
For purposes of the long-term incentive agreements, “good reason” generally means a 5% reduction in aggregate total annual compensation from that in place immediately prior to a change of control; a material reduction in scope of responsibilities; and a significant relocation of the principal place of employment.
Assuming a termination date of December 31, 2025, and, where applicable, using the closing price of our Common
Stock of $24.03 per share, which was the closing price of our Common Stock, as reported by the NYSE, on
Wednesday, December 31, 2025 (the last trading day of the year), the tables below show potential payments to each of the Named Executive Officers under the existing contracts, agreements, plans and arrangements, whether written or unwritten, in the event of a termination of such executive’s employment, including amounts payable pursuant to benefits or awards in which the Named Executive Officers are already vested. Whether an excise tax liability arises will depend on the facts and circumstances in existence at the time a change-of-control payment becomes payable and the tables below do not reflect any net better of payments.

Roderick A. Larson
Payments upon Termination	Voluntary Termination		Involuntary Termination		Death and Disability		Change of Control with Termination
Severance Payments	$—		$455,000	(1)	$—		$7,507,500	(2)
Benefit Plan Participation	—		2,636	(1)	—		352,591	(3)
Restricted Stock Units (unvested)	—		—		6,960,482	(4)	6,960,482	(5)
Performance Units (unvested)	—		—		6,450,000	(6)	12,900,000	(7)
Accrued Vacation/Base Salary	85,216		85,216		85,216		85,216
SERP (vested)	11,378,951	(8)	11,378,951	(8)	11,378,951	(8)	11,378,951	(8)
TOTAL	$11,464,167		$11,921,803		$24,874,649		$39,184,740

Alan R. Curtis
Payments upon Termination	Voluntary Termination		Involuntary Termination		Death and Disability		Change of Control with Termination
Severance Payments	$—		$503,500	(1)	$—		$1,913,300	(2)
Benefit Plan Participation	—		2,636	(1)	—		197,140	(3)
Restricted Stock Units (unvested)	—		—		741,926	(4)	741,926	(5)
Performance Units (unvested)	—		—		736,600	(6)	1,473,200	(7)
Restricted Stock Units (retirement eligible)	1,565,338	(9)	1,565,338	(9)	1,565,338	(9)	1,565,338	(9)
Performance Units (retirement eligible)	975,647	(10)	975,647	(10)	1,396,900	(6)	2,793,800	(7)
Accrued Vacation/Base Salary	65,842		65,842		65,842		65,842
SERP (vested)	3,693,587	(8)	3,693,587	(8)	3,693,587	(8)	3,693,587	(8)
TOTAL	$6,300,414		$6,806,550		$8,200,193		$12,444,133

Benjamin M. Laura
Payments upon Termination	Voluntary Termination		Involuntary Termination		Death and Disability		Change of Control with Termination
Severance Payments	$—		$236,300	(1)	$—		$1,685,736	(2)
Benefit Plan Participation	—		2,636	(1)	—		20,611	(3)
Restricted Stock Units (unvested)	—		—		1,113,935	(4)	1,113,935	(5)
Performance Units (unvested)	—		—		1,050,700	(6)	1,050,700	(7)
Accrued Vacation/Base Salary	69,072		69,072		69,072		69,072
SERP (vested)	880,430	(8)	880,430	(8)	880,430	(8)	880,430	(8)
TOTAL	$949,502		$1,188,438		$3,114,137		$4,820,484

Jennifer F. Simons
Payments upon Termination	Voluntary Termination		Involuntary Termination		Death and Disability		Change of Control with Termination
Severance Payments	$—		$226,800	(1)	$—		$1,619,236	(2)
Benefit Plan Participation	—		2,636	(1)	—		20,611	(3)
Restricted Stock Units (unvested)	—		—		2,428,880	(4)	2,428,880	(5)
Performance Units (unvested)	—		—		1,171,100	(6)	1,171,100	(7)
Accrued Vacation/Base Salary	47,737		47,737		47,737		47,737
SERP (vested)	142,155	(8)	142,155	(8)	142,155	(8)	142,155	(8)
SERP (unvested)	—	(8)	—	(8)	170,038	(8)	170,038	(8)
TOTAL	$189,892		$419,328		$3,959,910		$5,599,757

Martin J. McDonald
Payments upon Termination	Voluntary Termination		Involuntary Termination		Death and Disability		Change of Control with Termination
Severance Payments	$—		$405,500	(1)	$—		$1,378,700	(2)
Benefit Plan Participation	—		2,636	(1)	—		186,580	(3)
Restricted Stock Units (unvested)	—		—		291,796	(4)	291,796	(5)
Performance Units (unvested)	—		—		289,300	(6)	578,600	(7)
Restricted Stock Units (retirement eligible)	621,031	(9)	621,031	(9)	621,031	(9)	621,031	(9)
Performance Units (retirement eligible)	386,867	(10)	386,867	(10)	553,900	(6)	1,107,800	(7)
Accrued Vacation/Base Salary	43,342		43,342		43,342		43,342
SERP (vested)	4,545,411	(8)	4,545,411	(8)	4,545,411	(8)	4,545,411	(8)
TOTAL	$5,596,651		$6,004,787		$6,344,780		$8,753,260

(1)The amounts for each Named Executive Officer include the lump-sum cash payment they would receive, assuming no corresponding change in control that would otherwise trigger payments under the Change-of-Control Agreements and subject to the execution of a release of claims, pursuant to the Company’s broad-based severance plan that provides separation benefits to full-time, salaried employees of the Company who are permanently and involuntarily terminated as a result of a reduction in force. The amount of this cash payment equals a specified number of weeks of the employee’s base pay (up to a maximum of 52 weeks), depending on the number of continuous years of service with the Company. The amounts also include the one-month subsidized COBRA payment that the Named Executive Officers would receive pursuant to this severance plan.
(2)The amount for each Named Executive Officer reflects an amount equaling three times, for Mr. Larson, or two times, for each of the other Named Executive Officers, the sum of: (a) their highest base salary; (b) the target award they are eligible to receive under the
Annual Cash Bonus Program for the then-current year; and (c) for Mr. Larson, the maximum percentage of base salary contribution level by us for him in our SERP for the then-current year multiplied by his highest base salary; plus for Mr. Laura and Ms. Simons, the annualized premium for COBRA continuation coverage. If applicable, the termination amount may be reduced pursuant to the net better of provision.
(3)The amount for each Named Executive Officer reflects either (a) the estimated value of the benefit to them to receive the same level of medical, life insurance and disability benefits for a period of 36 months, for Mr. Larson; 24 months, for Messrs. Curtis and McDonald; or
(b) the benefit to them to receive the same basic medical, dental, and vision coverage that would be payable after termination pursuant to the Change of Control Plan for a period of 12 months, for Mr. Laura and Ms. Simons.

(4)The amount for each Named Executive Officer reflects the value of shares of Common Stock that would be delivered for outstanding unvested restricted stock units for which vesting would be accelerated pursuant to the executive’s restricted stock unit agreements.
(5)The amount for each Named Executive Officer reflects the value of shares of Common Stock that would be delivered for outstanding unvested restricted stock units for which vesting would be accelerated pursuant to the executive’s restricted stock unit agreements and, if applicable, Legacy CoC Agreement.
(6)Upon death or disability, all of the outstanding performance units would vest (if not otherwise vested by reason of the participant’s having attained Retirement Age (as defined in the applicable award agreement)), and the final value would be equal to the target value of $100 per unit. For more information regarding performance units, please see “Compensation Discussion & Analysis — Executive
Compensation Components — Long-Term Incentive Compensation.”
(7)Upon a termination following change of control, all of the outstanding performance units would vest (if not otherwise vested by reason of the participant’s having attained Retirement Age (as defined in the applicable award agreement)), and the final value of the units would be equal to the maximum value of $200 per unit if the executive is party to a Legacy CoC Agreement or, if not party to a Legacy
CoC Agreement, $100 per unit pursuant to the applicable award agreement.
(8)The amount for each Named Executive Officer reflects the accumulated account values (including gains and losses) of contributions by the Named Executive Officer and Oceaneering for vested amounts and by Oceaneering for unvested amounts. Messrs. Larson, Curtis,
Laura, and McDonald were fully vested in their respective SERP accounts. For more information on SERP amounts, please see
“— Nonqualified Deferred Compensation” above.
(9)The amount for Messrs. Curtis and McDonald reflects the value of shares of Common Stock that would be delivered for outstanding restricted stock units for which vesting occurred prior to December 31, 2025, pursuant to their restricted stock unit agreements.
(10)The amounts shown for each of Messrs. Curtis and McDonald reflect an amount in cash equal to the actual payout for the performance units awarded to each of them in 2023, all of which vested prior to December 31, 2025, by reason of each of them having previously attained Retirement Age (as defined in the applicable award agreement). Because the final value of the performance units awarded to
Messrs.  Curtis and McDonald in 2024 and 2025 will not be known until the completion of the applicable performance periods, this table reflects a zero value for such awards. The notional value of the vested portion of these performance units is equal to $718,000 for
Mr. Curtis and $284,700 for Mr. McDonald, or $100 per unit for achievement of performance goals at target level. For more information regarding performance units, please see “Compensation Discussion & Analysis — Executive Compensation Components — Long-
Term Incentive Compensation” above.
In March 2026, the Committee approved an amendment and restatement of the Legacy CoC Agreement with Mr.
Larson (the “Amended CEO CoC Agreement”) and of the CoC Plan (the “Amended CoC Plan”) and adopted the
Oceaneering International, Inc. Executive Leadership Team Severance Plan (the “ELT Severance Plan”), which is a non-change of control severance plan that provides severance benefits to eligible executives, including the Named
Executive Officers.
The Amended CEO CoC Agreement modifies Mr. Larson’s prior Legacy CoC Agreement by conditioning Mr.
Larson’s entitlement to the severance benefits payable under the agreement on his execution of a release of claims in favor of the Company and his compliance with restrictive covenants, including non-competition, non-solicitation, non-disparagement, confidentiality and cooperation, and by providing for outplacement services for 24 months.
The Amended CoC Plan modifies the prior CoC Plan by, among other things, providing for a prorated short‑term incentive award for the year of termination determined based on actual performance for such year (with any personal goals deemed met at target), payment of any earned but unpaid short‑term incentive award for the prior year, and outplacement services for 12 months.
Under the ELT Severance Plan, if an executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the ELT Severance Plan), the executive will be entitled to the following severance benefits:
•An aggregate amount equal to one times (or two times, for the Chief Executive Officer) the sum of the executive’s base salary plus target short-term incentive opportunity, payable in equal installments over 12 months (or 24 months, for the Chief Executive Officer).
•A prorated short‑term incentive award for the year of termination, determined based on actual performance for such year (with any personal goals deemed met at target), and payment of any earned but unpaid short‑term incentive award for the prior year.
•For a period of 12 months (or 18 months, for the Chief Executive Officer), payment of the Company’s portion of the monthly premium for continued coverage under the Company’s medical, dental and vision plans, and continued participation in the Company’s supplemental executive health plan for executives (to the extent permitted by the plan).
•Prorated vesting of equity awards (for performance-based awards, to the extent that the performance goals are met based on performance for the full performance period).
•Outplacement services for 12 months (or 24 months, for the Chief Executive Officer).
These severance benefits are conditioned on the executive’s execution of a release of claims in favor of the
Company and the executive’s compliance with restrictive covenants, including non-competition, non-solicitation, non-disparagement, confidentiality and cooperation.
In accordance with SEC rules, the tables above show potential payments to each of the Named Executive Officers under the contracts, agreements, plans and arrangements in effect as of December 31, 2025, rather than under the
Amended CEO CoC Agreement, the Amended CoC Plan or the ELT Severance Plan.

CEO Pay Ratio
The table below sets forth comparative information for the year ended December 31, 2025 regarding: (1) the actual annual total compensation of our Chief Executive Officer; (2) the median of the annual total compensation of all employees of Oceaneering (including its consolidated subsidiaries), excluding our Chief Executive Officer; and (3) a ratio comparison of those two amounts (the “CEO Pay Ratio”). These amounts were determined in accordance with rules prescribed by the SEC, as explained below.
In accordance with SEC rules, we are using the same median employee identified in the proxy statement for the
2025 Annual Meeting of Stockholders, as there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure, although we have updated the calculation of the annual total compensation earned by that employee based on that employee’s compensation for 2025.
For purposes of determining our median employee, we used total cash compensation, as determined from payroll records for the period from November 1, 2023 through October 31, 2024 (the “Measurement Date”), as our consistently applied compensation measure. We did not take into account equity-based incentive compensation awards, because less than 5% of our employees receive those awards. Except as noted below, we included all
Oceaneering employees as of the Measurement Date, whether employed on a full-time, part-time or seasonal basis.
Except as noted below, we included all Oceaneering employees (whether employed on a full-time, part-time, or seasonal basis) as of the last day of the Measurement Period, and, other than annualizing compensation of employees who were not employed for the full Measurement Period, we did not make any assumptions, adjustments or estimates with respect to total cash compensation. We excluded from the median employee determination the non-U.S. employees (who collectively represented fewer than 5% of the approximately 11,489 total employees as of the Measurement Date) from the following jurisdictions:  Azerbaijan (49); Canada (64); China
(1); Guyana (12); Indonesia (99); Malaysia (36); Mexico (18); Nigeria (13); Oman (19); Papua New Guinea (20);
Qatar (153); and Thailand (9).
After identifying the median employee, based on the process described above, we calculated annual total compensation for that employee using the same methodology we used for determining total compensation for 2025 for the Named Executive Officers as set forth in the “Summary Compensation Table.”

Annual Total Compensation	Amount
Chief Executive Officer (A)	$7,735,670
Median of all employees (excluding our Chief Executive Officer) (B)	$75,254
Ratio of (A) to (B)	103
As described above, our Chief Executive Officer’s actual total compensation for 2025 benefited from achieving above-target performance metrics. His target total compensation for 2025 was $7,262,949. The ratio of his target total compensation to the median of the annual total compensation of all employees for 2025 (excluding our Chief
Executive Officer), shown above, was 97:1. For this purpose, our Chief Executive Officer’s target total compensation for 2025 was calculated as the sum of Mr. Larson’s base salary, the target values of his annual cash bonus opportunity and performance unit award, the grant-date fair value of his restricted stock unit award, and all other compensation Mr. Larson earned in 2025. The compensation of the median employee identified for 2025 did not include incentive compensation. The difference between the target ratio and that reported above reflects the amounts paid to our Chief Executive Officer under our incentive programs in 2025, which paid above target.

Proposals

Proposal 1: Election of Class I Directors	60
Proposal 2: Advisory Vote to Approve Executive Compensation	61
Proposal 3: Ratification of Appointment of Independent Auditors	62
Report of the Audit Committee	64

Proposal 1: Election of Class I Directors

Our Board unanimously recommends a vote FOR election of the nominees for Class I directors, William B. Berry, Reema Poddar, and Jon Erik Reinhardsen
Our Restated Certificate of Incorporation divides our Board into three classes, each consisting as nearly as possible of one-third of the members of the whole Board. There are currently three directors in each of Class I and II and four directors in Class III. The members of each class serve for three years following their election, with one class being elected each year. Three Class I directors are to be elected at the 2026 Annual Meeting of Stockholders.
In accordance with our Bylaws, directors are elected by a plurality of the votes cast. However, our Corporate
Governance Guidelines provide that, in an uncontested election of directors, any director nominee who does not receive a “for” vote by a majority of shares present in person or by proxy and entitled to vote and actually voting on the matter shall promptly tender their resignation to the Nominating, Corporate Governance & Sustainability
Committee of our Board, subject to acceptance by the Board. The Nominating, Corporate Governance &
Sustainability Committee will then make a recommendation to the Board with respect to the director’s resignation and the Board will consider the recommendation and take appropriate action within 120 days from the date of the certification of the election results. Withholding of authority to vote for a director nominee and broker “non-votes”
marked on proxy cards will not be counted in the election and will have no effect on the election of directors.
The persons named as agents and proxies in the accompanying proxy card intend to vote all proxies received in favor of the election of the nominees named below, except in any case where authority to vote for the directors is withheld. Although we have no reason to believe that the nominees will be unable to serve as directors, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee our Board designates.
Each Class I director will serve until the 2029 Annual Meeting of Stockholders or until a successor has been duly elected and qualified. The terms of office of the directors in Classes II and III will expire at the Annual Meetings of
Stockholders to be held in 2027 and 2028, respectively.

Proposal 2: Advisory Vote to Approve Executive Compensation

Our Board unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement
As required by Section 14A(a)(1) of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this
Proxy Statement. The vote on this resolution is not intended to address any specific element of compensation;
rather, the vote on an advisory basis relates to the compensation of the Named Executive Officers as described in this Proxy Statement in accordance with the rules of the SEC.
As described in more detail under the “Compensation Discussion & Analysis” section of this Proxy Statement above, our compensation program for Named Executive Officers is designed to attract and retain key executives, motivate them to achieve our short-term and long-term objectives without exposing us to excessive or unnecessary risk, and align their interest with our stockholders’ interests. To achieve these goals, we’ve designed our executive compensation program to deliver a competitive package and to reward our key executives for superior performance.
The vote on this resolution is an advisory, non-binding vote. However, our Compensation Committee, which is responsible for designing and overseeing the administration of our executive compensation program, and our Board will consider the outcome of the vote as an indicator of how well our compensation philosophy and programs align with the interests of our stockholders.
Accordingly, we ask our stockholders to vote on the following resolution:
RESOLVED, that Oceaneering’s stockholders approve, on an advisory basis, the compensation of the Named
Executive Officers, as disclosed in Oceaneering’s Proxy Statement for its 2026 Annual Meeting of Stockholders
pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the
Compensation Discussion & Analysis, the 2025 Summary Compensation Table and the other compensation-
related tables and accompanying narrative disclosures.
In accordance with our Bylaws, the approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock, present in person or by proxy and entitled to vote on the proposal at the 2026 Annual Meeting of
Stockholders. Because abstentions are counted as present for the purpose of the vote on this proposal, they have the same effect as votes “AGAINST” this proposal. Broker “non-votes” will have no effect on this vote.
The persons named as agents and proxies in the accompanying proxy card intend to vote such proxy in favor of the compensation of our Named executive Officers unless a choice is set forth therein or unless an abstention or broker
“non-vote” is indicated therein.

Proposal 3: Ratification of Appointment of Independent Auditors

Our Board unanimously recommends a vote FOR this proposal.
The Audit Committee of the Board has appointed Ernst & Young LLP, independent certified public accountants, as independent auditors of Oceaneering for the year ending December 31, 2026. Although we are not required to seek stockholder approval of the appointment, it has been our practice to do so. No determination has been made as to what action the Audit Committee would take if our stockholders failed to ratify the appointment. The Audit Committee retains the discretion to appoint a new independent registered public accounting firm at any time if the Audit
Committee concludes such a change would be in the best interests of Oceaneering. Representatives of
Ernst & Young LLP will be present at the meeting, will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions of any stockholders.
In accordance with our Bylaws, the approval of the proposal to ratify the appointment of Ernst & Young LLP as independent auditors of Oceaneering for the year ending December 31, 2026, requires the affirmative vote of a majority of the shares of Common Stock voted on this proposal at the meeting. Accordingly, abstentions will not affect the outcome of this proposal.
The persons named as agents and proxies in the accompanying proxy card intend to vote such proxy in favor of the ratification of the appointment of Ernst & Young LLP as independent auditors of Oceaneering for the year ending
December 31, 2026, unless a contrary choice is set forth thereon or unless an abstention is indicated thereon.

Independent Auditors’ Fees
The following table shows the fees incurred by Oceaneering for the audit and other services provided by
Ernst & Young LLP for 2025 and 2024.

Fees Incurred for Audit and Other Services Provided by Ernst & Young LLP	2025	2024
Audit Fees (1)	$2,766,900	$2,774,000
Audit-Related Fees (2)	15,600	15,000
Tax Fees (3)	137,400	148,000
Total	$2,919,900	$2,937,000

(1)Audit Fees consisted of fees for professional services provided in connection with: (a) the audit of our financial statements for the years indicated and the reviews of our financial statements included in our Forms 10-Q during those years; and (b) audit services provided in connection with other statutory filings, consents and other services related to SEC matters.
(2)Audit-Related Fees consisted of fees for accounting consultations and attestation services related to regulatory compliance.
(3)Tax Fees consisted primarily of tax compliance services and advice with respect to various foreign corporate tax matters.
The Audit Committee has concluded that Ernst & Young LLP’s provision of services that were not related to the audit of our financial statements in 2025 was compatible with maintaining that firm’s independence from us.
The Audit Committee has established a policy that requires pre-approval of the audit and non-audit services performed by our independent auditors. Unless a service proposed to be provided by the independent auditors has been pre-approved by the Audit Committee under its pre-approval policies and procedures, it will require specific pre-approval of the engagement terms by the Audit Committee. Under the policy, pre-approved service categories are generally provided for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the scope of what has been pre-approved. In connection with any pre-approval of services, the
Audit Committee is required to review the fees and other terms for the services provided by the independent auditors. The Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by our independent auditors.
None of the services related to the Audit-Related Fees or Tax Fees described above were approved by the Audit
Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.
The Audit Committee has delegated to the chair of the Audit Committee the authority to pre-approve audit-related and non-audit-related services not prohibited by law to be performed by Ernst & Young LLP, provided that the chair is required to report any decisions to pre-approve such audit-related or non-audit-related services and fees to the full Audit Committee at its next regular meeting.

Report of the Audit Committee
During the year ended December 31, 2025, the Audit Committee of our Board was comprised of the directors named below. Each member of the Audit Committee is an independent director as defined by applicable Securities and Exchange Commission rules and New York Stock Exchange listing standards. The Audit Committee met eight times during the year ended December 31, 2025. The Audit Committee reviewed and discussed with management and Ernst & Young LLP, Oceaneering’s independent registered public accounting firm, all of Oceaneering’s earnings releases in 2025 prior to the public release of those earnings releases. In addition, the chair of the Audit Committee reviewed and discussed with management the interim financial information included in Oceaneering’s quarterly reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025, and September 30, 2025, prior to their being filed with the Securities and Exchange Commission.
The Audit Committee reviewed and discussed with management and Ernst & Young Oceaneering’s consolidated financial statements for the year ended December 31, 2025. Members of management represented to the Audit
Committee that Oceaneering’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Ernst & Young matters required to be discussed under the standards of the Public Company Accounting Oversight Board. The Audit Committee also reviewed and discussed, with management and Ernst & Young, our management’s report and Ernst & Young’s report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.
Ernst & Young provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s independence, and the
Audit Committee discussed with Ernst & Young its independence from Oceaneering. The Audit Committee concluded that Ernst & Young’s provision of non-audit services to Oceaneering and its affiliates is compatible with
Ernst & Young’s independence.
Based on the Audit Committee’s discussions with management and Ernst & Young and the Audit Committee’s review of the items referred to above, the Audit Committee recommended to Oceaneering’s Board that
Oceaneering’s audited consolidated financial statements as of and for the year ended December 31, 2025, be included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.

Audit Committee

Paul B. Murphy, Jr., Chair
Karen H. Beachy
Deanna L. Goodwin
Reema Poddar

Other Information

Forward-Looking Statements	66
Reconciliations of Non-GAAP to GAAP Financial Information	66
Security Ownership of Management and Certain Beneficial Owners	67
Equity Compensation Plan Information	69
General Information	70

Forward-Looking Statements
The discussion and analysis herein contains “forward-looking statements” as defined by the Private Securities
Litigation Reform Act of 1995, including statements regarding performance goals, actions related to our director and executive compensation, our ongoing efforts to diversify our business, our greenhouse gas reduction initiatives, and other characterizations of future events or circumstances. You can generally identify forward-
looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,”
“intend,” “may,” “objective,” “plan,” “potential,” “should,” “target,” “will” and other similar words. These forward-
looking statements are subject to various factors that could cause the Company’s actual results to differ materially from the results anticipated in these statements. These factors include, but are not limited to, those discussed in the “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements” and “Management’s
Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual
Report on Form 10-K for the year ended December 31, 2025, as updated in subsequent reports we file with the
SEC. The Company has no obligation to update or revise forward-looking statements regardless of whether new information, future events, or any other factors affect the information contained in the statements.
Reconciliations of Non-GAAP to GAAP Financial Information

EBITDA (non-GAAP) and Adjusted EBITDA (non-GAAP)
	For the Year Ended
	Dec 31, 2025	Dec 31, 2024
	(in thousands)

Net income (loss)	$353,761	$147,468
Depreciation and amortization	102,255	103,443
Subtotal	456,016	250,911
Interest expense, net of interest income	22,494	25,793
Amortization included in interest expense	(6,421)	(6,075)
Provision (benefit) for income taxes	(67,861)	77,448
EBITDA	404,228	348,077
Adjustments for the effects of:
Foreign currency (gains) losses	(2,760)	(866)
Total of adjustments	(2,760)	(866)
Adjusted EBITDA	$401,468	$347,211

Security Ownership of Management and Certain Beneficial Owners
The following table sets forth the number of shares of Common Stock beneficially owned as of March 23, 2026, by each director and nominee for director, each of the executive officers named in the Summary Compensation Table in this Proxy Statement, and all directors and executive officers as a group. Except as otherwise indicated, each individual named has sole voting and dispositive power with respect to the shares shown.

Name	Number of Shares (1)	Number of Shares Underlying Restricted Stock Units	Total (2)
Karen H. Beachy	22,816	—	22,816
William B. Berry	96,632	—	96,632
Alan R. Curtis	48,732	—	48,732
Deanna L. Goodwin	38,329	—	38,329
Roger W. Jenkins	—	—	—
Roderick A. Larson	460,951	—	460,951
Benjamin M. Laura	16,805	—	16,805
Martin J. McDonald	94,285	—	94,285
M. Kevin McEvoy	130,404	—	130,404
Paul B. Murphy, Jr.	74,340	—	74,340
Reema Poddar	18,430	—	18,430
Jon Erik Reinhardsen	96,632	—	96,632
Jennifer F. Simons	—	—	—
Steven A. Webster	161,363	—	161,363
All current directors and executive officers as a group (21 persons)	1,279,105	—	1,279,105
(1)Includes the following share equivalents, which are fully vested but are held in trust pursuant to the Oceaneering Retirement
Investment Plan (the “401(k) Plan”), as to which the indicated persons have the right to direct the plan trustee on how to vote:
Mr. Curtis – 14,741 and Mr. Laura – 8,695; and all current directors and executive officers as a group – 19,891. At withdrawal, the share equivalents in the 401(k) Plan are to be settled in shares of Common Stock. Also includes the following shares as to which the indicated person has shared voting and dispositive power: Mr. Larson – 402,279. The beneficial ownership of (a) each director and executive officer represents 0.5% or less of the outstanding Common Stock and (b) all directors and executive officers as a group represents 1.3% of the outstanding Common Stock. There are no outstanding stock options held by any of our directors or executive officers.
(2)The indicated shares of Common Stock and Common Stock underlying restricted stock units of (a) each director and executive officer represent 0.7% or less of the outstanding Common Stock and (b) all directors and executive officers as a group represent 1.3% of the outstanding Common Stock.

Listed below are the only persons who, to our knowledge, may be deemed to be beneficial owners as of March 23,
2026, of more than 5% of the outstanding shares of Common Stock. This information is based on beneficial ownership reports filed with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	14,272,880	(2)	14.3%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	12,461,454	(3)	12.5%
Brown Advisory, LLC 901 South Bond Street, Ste 400 Baltimore, Maryland 21231	6,618,614	(4)	6.6%
State Street Corporation 1 Congress Street, Suite 1 Boston, MA 02114-2016	4,989,187	(5)	5.0%

(1)All percentages are based on the total number of issued and outstanding shares of Common Stock as of March 23, 2026.
(2)The amount beneficially owned of 14,272,880 shares of Common Stock, as shown, is as reported by BlackRock, Inc. in a Schedule
13G/A filed with the SEC on July 17, 2025. The Schedule 13G/A reports that BlackRock, Inc. has sole voting power with respect to
14,043,390 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 14,272,880 shares, and shared dispositive power with respect to zero shares. The Schedule 13G/A further reports that:  (a) BlackRock Fund Advisors, a subsidiary of BlackRock, Inc., is the beneficial owner of 5% or greater of the Common Stock outstanding; and (b) iShares Core S&P
Small-Cap ETF has the power to direct the receipt of dividends from, or the proceeds from the sale of the Common Stock of, 5% or more of the Common Stock outstanding.
(3)The amount beneficially owned of 12,461,454 shares of Common Stock, as shown, is as reported by The Vanguard Group in a
Schedule 13G/A filed with the SEC on February 13, 2024. The Schedule 13G/A reports that The Vanguard Group has sole voting power with respect to zero shares, shared voting power with respect to 189,022 shares, sole dispositive power with respect to
12,177,878 shares, and shared dispositive power with respect to 283,576 shares. On March 27, 2026, the Vanguard Group, Inc. filed a
Schedule 13G/A with the SEC indicating that, due to an internal realignment and in accordance with SEC Release No. 34-39538, certain subsidiaries or business divisions thereof will report beneficial ownership separately (on a disaggregated basis) from the
Vanguard Group, Inc. As a result, beneficial ownership will be attributed to certain subsidiaries of the Vanguard Group, Inc. and the
Vanguard Group, Inc. no longer has, or is deemed to have, beneficial ownership of such securities.
(4)The amount beneficially owned of 6,618,614 shares of Common Stock, as shown, is as reported by Brown Advisory, LLC in a Schedule
13G/A filed with the SEC on April 18, 2025. The Schedule 13G/A reports that Brown Advisory, LLC has sole voting power with respect to 5,743,794 shares, shared voting power with respect to zero shares, sole dispositive power with respect to zero shares, and shared dispositive power with respect to 6,618,614 shares.
(5)The amount beneficially owned of 4,989,187 shares of Common Stock, as shown, is as reported by State Street Corporation in a
Schedule 13G/A filed with the SEC on February 6, 2025. The Schedule 13G/A reports that State Street Corporation has sole voting power with respect to zero shares, shared voting power with respect to 4,486,939 shares, sole dispositive power with respect to zero shares, and shared dispositive power with respect to 4,989,187 shares.

Equity Compensation Plan Information
The following presents equity compensation plan information as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	1,820,121	N/A	4,735,113
Equity compensation plans not approved by security holders	—	N/A	—
Total	1,820,121	N/A	4,735,113
In the table above, the number reflected in “the number of securities to be issued upon exercise of outstanding options, warrants and rights” column represents restricted stock units granted under our stockholder-approved incentive plans. There are no outstanding stock options under such plans.
As of December 31, 2025, there were no shares of Oceaneering common stock under equity compensation plans not approved by security holders available for grant.

General Information
Frequently Asked Questions
Why did I receive these proxy materials?
This proxy statement is furnished in connection with the solicitation of proxies by the Board for use at the 2026
Annual Meeting of Stockholders of Oceaneering International, Inc., to be held at 5775 N. Sam Houston Pkwy. W.,
Houston, Texas 77086, on Friday, May 15, 2026, at 8:30 A.M. Central Time, or any adjournment or postponement thereof. The purposes of the meeting are set forth in the accompanying Notice of 2026 Annual Meeting of
Stockholders and information about Oceaneering’s governance and executive compensation is set forth elsewhere in this proxy statement. Please review these materials carefully before casting your vote. We are asking that you vote on three proposals.
What Is “Notice and Access” and why does Oceaneering use it?
We are making the proxy solicitation materials available to our stockholders electronically via the Internet under the
Notice and Access rules and regulations of the SEC. On or about April 2, 2026, we will mail to our stockholders the
Notice in lieu of mailing a full set of proxy materials. Accordingly, our proxy materials are first being made available to our stockholders on or about April 2, 2026. The Notice includes information on how to access and review the proxy materials and how to vote online. All stockholders will have the ability to access the proxy materials on the
Internet at www.ProxyDocs.com/OII as instructed in the Notice or request a printed set of the proxy materials.
Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found in the
Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Electronic delivery decreases costs, expedites distribution, and reduces our environmental impact. We encourage stockholders to take advantage of the availability of the proxy materials on the
Internet at www.ProxyDocs.com/OII to help reduce the environmental impact of the Annual Meeting. Stockholders who received the Notice but would like to receive a printed copy of the proxy materials in the mail should follow the instructions in the Notice for requesting such materials.
Additionally, we will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended
December 31, 2025, including the financial statements. Such requests should be directed to the Corporate
Secretary c/o Oceaneering International, Inc., 5875 N. Sam Houston Pkwy. W., Suite 400, Houston, Texas
77086.
Who is entitled to vote?
Only holders of record of shares of Oceaneering International, Inc. common stock, $0.25 par value per share
(“Common Stock”) at the close of business on March 23, 2026, the record date, will be entitled to notice of, and to vote at, the meeting. As of that date, 99,744,633 shares of our Common Stock were outstanding. Each of those outstanding shares is entitled to one vote at the meeting.
What are my voting options and what is the voting requirement for each of the proposals?
At the Annual Meeting, stockholders will be asked to consider and act upon the following matters discussed in this proxy statement. For Proposal 1, you may choose to vote “FOR” or “WITHHOLD.” For Proposals 2 and 3, you may choose to vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal 1, a withhold vote will have no effect. For Proposal
2, abstentions will have the effect of a vote against the proposal, while abstentions will have no effect on Proposal 3.
Failure of a beneficial owner to provide voting instructions to its broker or nominee with regard to Proposals 1 or 2 will result in a “broker non-vote” for such shares of Common Stock beneficially owned, which will have no impact on such proposal. Since Proposal 3 is a routine proposal that brokers can vote on absent specific instruction, no broker non-votes are expected for such proposal.

Proposal		Recommendation of the Board	Vote Required
1	Election of Class I Directors: William B. Berry, Reema Poddar, and Jon Erik Reinhardsen	FOR each of the nominees
Per our Bylaws, each director nominee who receives
a plurality of the votes cast (i.e., nominees receiving
the highest number of “for” votes) will be elected.
However, our Corporate Governance Guidelines
require a director nominee to tender their resignation
in an uncontested election if such nominee does not
receive a “for” vote by a majority of the shares present
in person or by proxy and entitled to vote and actually
voting on the proposal.

2	Advisory Vote to Approve Executive Compensation	FOR	Affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote thereon.
3	Ratification of Appointment of Ernst & Young LLP as independent auditors of Oceaneering for the year ending December 31, 2026	FOR	Affirmative vote of a majority of the shares of Common Stock voted on this proposal at the meeting.
How do I vote?
Your vote is important. You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You may always change your vote at the meeting if you are a holder of record or have a proxy from the record holder. Giving us your proxy means that you authorize us to vote your shares of
Common Stock at the meeting in the manner you indicated on your proxy card. You may also provide your proxy using the Internet or telephone procedures described on the proxy card. If you give us your proxy but do not specify how to vote, we will vote your shares of Common Stock in accordance with the recommendations of the Board.

Voting by Mail
You may sign, date, and
return your proxy card in
the pre-addressed,
postage-paid envelope
provided. If you return
your proxy card without
indicating how you want
to vote, the designated
proxies will vote as set
forth above.
Voting by Telephone If you are a stockholder of record, you may vote by proxy by using the toll- free number listed on your proxy card.	Voting via the Internet If you are a stockholder of record, you may vote by proxy by using the following Internet address: www.ProxyPush.com/OII.
Voting at the Meeting
Stockholders of record
may also vote at the
Annual Meeting. However,
even if you plan to attend
the Annual Meeting, we
recommend that you also
vote by proxy as
described in this Proxy
Statement, so that your
votes will be counted if
you do not participate in
the meeting.

The telephone and Internet voting procedures are designed to verify your vote through the use of a unique voter control number that is provided on each proxy card. The procedures also allow you to vote your shares and to confirm that your instructions have been properly recorded. Please see your proxy card for specific instructions.
If you hold shares through a brokerage firm, bank, or other custodian, you may vote via the Internet or by telephone only if the custodian offers that option.

What if I change my mind after I have voted?
If you are a stockholder of record, and you vote by proxy by mail, the Internet or telephone, you may later revoke your proxy instructions by:
•sending a written statement to that effect to our Corporate Secretary c/o Oceaneering International, Inc., 5875
N. Sam Houston Pkwy. W., Suite 400, Houston, Texas 77086, the mailing address for the executive offices of
Oceaneering, provided that we receive the statement before the Annual Meeting;
•submitting a signed proxy card with a date later than the date of the revoked proxy but prior to the Annual
Meeting;
•voting by proxy at a later time, but prior to the Annual Meeting, via the Internet or by telephone; or
•voting in person at the Annual Meeting.
If you have shares held through a brokerage firm, bank, or other custodian, and you vote by proxy, you may later revoke your proxy instructions only by informing the custodian in accordance with any procedures it sets forth.
Will my shares be voted if I do not provide my proxy?
It depends on whether you hold your shares of Common Stock in your own name as a registered stockholder or in the name of a bank or brokerage firm as a beneficial owner. If you hold your shares of Common Stock directly in your own name as a registered stockholder, then they will not be voted unless you provide a proxy or vote in person at the meeting.
If your shares of Common Stock are held in the name of a broker, bank or other nominee, such broker or other nominee can vote your shares on any proposal that is considered a “routine” matter as determined by the NYSE. Of the proposals, only Proposal 3 is considered “routine” and, accordingly, only with respect to Proposal 3 can a broker or other nominee exercise voting discretion absent specific instruction from the beneficial owner. Since Proposal 3 is a routine Proposal that brokers can vote on absent specific instruction, no broker non-votes are expected for such proposal.
For all other proposals (specifically, Proposals 1 and 2), since the NYSE precludes brokers from exercising voting discretion on these “non-routine” proposals without specific instructions from the beneficial owner as to how to vote, any brokers holding shares of Common Stock must vote for those proposals according to specific instructions they receive (if any) from the beneficial owners of those shares of Common Stock. If you do not instruct your broker how to vote with respect to Proposal 1 or Proposal 2, your broker will not vote for you with respect to those proposals. Failure of a beneficial owner to provide voting instructions with regard to Proposals 1 or 2 will result in a
“broker non-vote” for such shares of Common Stock beneficially owned. Broker non-votes will have no impact on
Proposals 1 or 2.
Can I vote my shares that are held in the Oceaneering Retirement Investment Plan?
If you participate in the Oceaneering Retirement Investment Plan (“Plan”), you have the right to direct Fidelity
Management Trust Company, the trustee of the Plan (the “Trustee”), to vote your shares of Oceaneering common stock held in your separate Plan account.
You may instruct the Trustee as to how to vote the shares of Oceaneering common stock in your Plan account via telephone or the Internet. If you wish to provide your instructions via telephone, please call 1-866-967-5297 and follow the prompts. If you wish to provide your instructions via the Internet, log on to www.ProxyPush.com/OII and
follow the instructions provided.
To allow sufficient time for voting by the Trustee of the Plan, your voting instructions must be received no later than
11:59 p.m., Central Time, on May 7, 2026. Any shares of Oceaneering common stock held in the Plan for which the
Trustee does not receive timely participant directions will be voted by the Trustee in the same proportion as the shares for which the Trustee receives timely voting instructions from participants within the Plan.

How do I attend the Annual Meeting in person?
Registered stockholders will be asked to present a valid government-issued photo identification. If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting a valid government-issued photo identification and an account statement or letter (and a legal proxy if you wish to vote your shares) from the nominee indicating that you beneficially owned the shares on the record date for voting.

What constitutes a quorum of stockholders?
We must have a quorum to conduct the meeting. The requirement for a quorum at the meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. Broker non-votes, abstentions and withhold votes count for purposes of determining a quorum.
Who conducts the proxy solicitation and how much will it cost?
We began mailing this proxy statement and the accompanying proxy card to stockholders on or about April 2, 2026.
The proxy statement and proxy card are being furnished at the direction of the Board. We will pay all solicitation costs, which includes $30,000 for the fee of Innisfree M&A Incorporated who will help us solicit proxies. We will reimburse brokerage firms, nominees, fiduciaries, custodians, and other agents for their expenses in distributing proxy materials to the holders of Common Stock. In addition, certain of our directors, officers and employees may solicit proxies by telephone and personal contact. Directors, officers, and other employees will not receive additional compensation for these services.
What is householding?
As permitted by the SEC rules, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless the stockholders have notified the Company of their desires to receive multiple copies of the proxy statement.
This is known as “householding.” This procedure reduces the environmental impact of our annual meetings and reduces the Company’s printing and mailing costs. Upon oral or written request, we will promptly deliver a separate copy of the proxy statement to any stockholder residing at an address to which only one copy was mailed. You may direct requests for additional copies for the current year or future years to our Investor Relations team at the following physical address, phone number or email address:
Oceaneering International, Inc.
Attn: Corporate Secretary or Investor Relations
5875 N. Sam Houston Pkwy. W., Suite 400
Houston, Texas 77086
Phone: (713) 329-4500
Email (Investor Relations): investorrelations@oceaneering.com
You may direct requests for additional copies of the proxy statement for the current year or future years to our
Investor Relations team.
Beneficial owners should contact their broker or bank.

How do I submit a stockholder proposal for action at the 2027 annual meeting of stockholders?
Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our
2027 Annual Meeting of Stockholders must send notice of the proposal to our Corporate Secretary at our principal executive offices, 5875 N. Sam Houston Pkwy. W., Suite 400, Houston, Texas 77086, so that such notice is received not later than December 3, 2026. If you submit such a proposal, you must provide your name, address, the number of shares of Common Stock held of record or beneficially, the date or dates on which you acquired those shares and documentary support for any claim of beneficial ownership.
In addition, any stockholder who intends to submit a proposal for consideration at our 2027 Annual Meeting of
Stockholders, regardless of whether the proposal is submitted for inclusion in our proxy statement for that meeting, or who intends to submit nominees for election as directors at that meeting, must notify our Corporate Secretary.
Under our Bylaws, such notice must:
•be received at our executive offices not earlier than November 16, 2026, and not later than close of business on February 14, 2027; and
•satisfy the requirements that our Bylaws specify.
A copy of the pertinent Bylaw provisions can be obtained from our Corporate Secretary on written request.
How do I nominate a director or present other items for action at the 2027 annual meeting of stockholders?
The Nominating, Corporate Governance & Sustainability Committee will consider nominees recommended by stockholders in accordance with our Bylaws. A stockholder who wishes to recommend a nominee for director should comply with the procedures specified in our Bylaws, as well as applicable securities laws and regulations of the
NYSE. The Nominating, Corporate Governance & Sustainability Committee will consider all candidates identified through the processes described above, whether identified by the committee or by a stockholder, and will evaluate each of them on the same basis.
As to each person a stockholder proposes to nominate for election as a director, our Bylaws provide that the nomination notice must:
•include the name, age, business address, residence address (if known) and principal occupation or employment of that person, the number of shares of Common Stock beneficially owned or owned of record by that person and any other information relating to that person that is required to be disclosed under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related SEC rules and regulations; and
•be accompanied by the written consent of the person to be named in the proxy statement as a nominee and to serve as a director if elected.
The nomination notice must also include, as to that stockholder and any of that stockholder’s “associates” (defined to include (1) any person acting in concert with that stockholder, (2) any person who beneficially owns shares of
Common Stock owned of record or beneficially by that stockholder and (3) any person controlling, controlled by or under common control with, directly or indirectly, that stockholder or any person described in the foregoing clause
(1) or (2)) on whose behalf the nomination or nominations are being made:
•the name and address of that stockholder, as they appear on our stock records and the name and address of that associate;
•the number of shares of Common Stock which that stockholder and that associate own beneficially or of record;
•a description of any agreement, arrangement or understanding relating to any hedging or other transaction or series of transactions (including any derivative or short position, profit interest, option, hedging transaction or borrowing or lending of shares) that has been entered into or made by that stockholder or that associate, the effect or intent of which is to mitigate loss, manage risk or benefit from share price changes or to increase or decrease the voting power of that stockholder or that associate, in any case with respect to any share of
Common Stock;
•a description of all arrangements and understandings between that stockholder or that associate and each proposed nominee of that stockholder and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by that stockholder;
•a representation by that stockholder that they intend to appear in person or by proxy at that meeting to nominate the person(s) named in that nomination notice; and
•a representation as to whether that stockholder or that associate, if any, intends, or is part of a group, as Rule
13d-5(b) under the Exchange Act uses that term, which intends, (1) to deliver a proxy statement or form of proxy to the holders of shares of Common Stock representing at least 67% of the voting power of the shares of Common Stock entitled to vote in the election of directors in accordance with the Exchange Act rules.

OCEANEERING®

PROXY TABULATOR: P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Oceaneering International, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 23, 2026

5775 N. Sam Houston Pkwy. W., Houston, Texas 77086

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 8:30 A.M. Central Time, May 15, 2026.

Internet:
www.proxypush.com/OII
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-961-5297
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Jennifer F. Simons and Michael W. Sumruld (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Oceaneering International, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

If you hold shares in the Oceaneering Retirement Investment Plan (the “Plan”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof, in accordance with the instructions given herein to the trustee for shares held in the Plan. Shares in the Plan for which voting instructions are not received by 11:59 P.M. Eastern Time on May 7, 2026, or for which no choice is specified, will be voted by an independent fiduciary.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Oceaneering International, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Class I Directors:				
		FOR	WITHHOLD		
	1.01 William B. Berry	☐	☐		FOR
	1.02 Reema Poddar	☐	☐		FOR
	1.03 Jon Erik Reinhardsen	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	Advisory vote on a resolution to approve the compensation of our named executive officers.	☐	☐	☐	FOR
3.	Proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2026.	☐	☐	☐	FOR
	In their discretion, the proxies referred to herein are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof, including procedural matters and matters relating to the conduct of the meeting.				

☐ **Check here if you would like to attend the meeting in person.**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date